Exhibit 99.1

Certain portions of this agreement have been omitted pursuant to a request for confidential treatment by Palomar Medical Technologies, Inc.
The omitted portions have been filed separately with the SEC.

JOINT DEVELOPMENT & LICENSE AGREEMENT

BY AND BETWEEN

PALOMAR MEDICAL TECHNOLOGIES, INC.

AND

JOHNSON & JOHNSON CONSUMER COMPANIES, INC.

EXECUTION VERSION

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

Table of Contents

ARTICLE I.	BACKGROUND	1

ARTICLE II.	DEFINITIONS	1

ARTICLE III.	DEVELOPMENT OF INITIAL PRODUCTS	15

A.	R&D Program	15

B.	Conduct of the R&D Activities	15

C.	R&D Committee	16

	1. Formation and Authority of R&D Committee	16

	2. Composition of R&D Committee	16

	3. Procedural Rules of R&D Committee	16

	4. Resolution of Disputes Arising at the R&D Committee	17

	5. Minutes of R&D Committee Meetings	17

	6. Limitations on Authority of the R&D Committee	18

D.	Subcontracting	18

E.	The R&D Period	18

	1. POP Period	19

	2. POP Decision Point	19

	3. Optimization Period	20

	4. Commercialization Decision Point	21

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ARTICLE IV.	MANUFACTURING & COMMERCIALIZATION	22

A.	Commercial Launch	22

B.	Launch Payment	22

C.	Manufacture of Product	22

D.	Palomar Support	22

E.	Trademarks	23

	1. JJC’s Decision	23

	2. Palomar Marks	23

ARTICLE V.	LICENSE GRANTS	23

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JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

A.	Grants to JJC	23

	1. License Grants	23

	2. Palomar Retained Rights	27

	3. Sublicenses	28

	4. Patent Marking	29

B.	Grants to Palomar	29

	1. License Grants	29

	2. Sublicenses	29

C.	No Implied Rights	30

	1. JJC	30

	2. Palomar	30

ARTICLE VI.	PAYMENTS AND REPORTS	30

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	1. POP Period	30

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	3. Optimization Payments	31

	4. Commercialization Payment	32

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	6. Launch Payments	33

	7. No Payment Refunds	33

B.	Technology Transfer Payments	33

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	2. TTP-Bearing Light-Emitting Devices	34

	3. TTP-Bearing Topicals	34

	4. TTP Payment Period	34

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C.	Patent Royalties	36

	1. Initial Products and Improvements Thereto	36

	2. Topicals	36

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	4. Royalty Period	37

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	5. MGH Valid Claims	37

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D.	Audit	38

	1. Palomar Right to Audit	38

	2. JJC Right to Audit	38

E.	Records and Payment Reports	38

F.	Payments	39

G.	Payments by Permitted Sublicensees and other Affiliates of JJC	40

H.	Tax Matters	40

	1. Full Payment	40

	2. Withholding	40

	3. Documentation	41

	4. Failure to Withhold	41

	5. Definition of Taxes	41

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J.	Third Party Payments and Agreements	41

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ARTICLE VII.	CONFIDENTIALITY	43

A.	Confidential Information	43

B.	Exceptions	43

C.	Definitions Relating to Confidential Information	45

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E.	Press Releases and Other Announcements	46

F.	Return of Confidential Information upon Termination of Agreement	46

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ARTICLE VIII.	EXCLUSIVITY & COMPETITIVE ACTIVITIES	47

A.	Exclusivity and Other Restrictions	47

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	2. Further Restrictions on JJC for Light-Emitting Devices	48

	3. JJC’s Permitted Sublicensees and Other Affiliates	49

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

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ARTICLE IX.	TECHNOLOGY & INTELLECTUAL PROPERTY	50

A.	Ownership of IP Developed as Part of the R&D Program	50

	1. IP	50

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	4. Assignment of IP	51

	5. Treatment of Joint IP	51

B.	Prosecution of Licensed Patent Rights	51

	1. Definitions	51

	2. Joint Patents	51

	3. Palomar Sole Patents	53

	4. JJC Sole Patents	55

	5. Palomar Controlled Patents	55

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ARTICLE X.	TERM AND TERMINATION	61

A.	Term and Termination	61

	1. Term	61

	2. General Effects of Termination or Expiration	61

	3. Survival of Terms	61

	4. No Waiver	62

B.	Default	62

	1. JJC Default	62

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

	2. Palomar Default	63

C.	Certain Events of Default	65

	1. Bankruptcy	65

	2. Failure to Achieve Commercial Launch	66

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D.	JJC’s Right to Terminate for Convenience	67

E.	Affect on Change in Valid Claim	67

F.	Terminated Fields	67

G.	Returned Initial Products and Reduction in Fields	68

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ARTICLE XIII.	INSURANCE	78

ARTICLE XIV.	CONTRACTUAL RELATIONSHIP	78

ARTICLE XV.	MISCELLANEOUS PROVISIONS	78

A.	General Dispute Resolution	78

	1. Escalation	78

	2. Arbitration	79

	3. Panel	79

	4. Selection of Arbitrators and Time-Line for Arbitration	79

	5. Disagreement Over Arbitrators	79

	6. Disagreement over Procedures	80

	7. Award	80

	8. Appeal	81

	9. Appeal Process	81

	10. Jurisdiction	81

	11. Equitable Relief	81

	12. Waiver of Right to Jury Trial	82

	13. Waiver of Attorneys’ Fees	82

B.	Patent Coverage Disputes	82

	1. Escalation	82

	2. Patent Attorney Arbitrator	82

	3. Appeal of Decision	83

C.	Third Party Dispute Issues	83

D.	NO CONSEQUENTIALS	83

E.	DISCLAIMERS	84

	1. By JJC	84

	2. By Palomar	84

F.	Assignment	84

G.	Waiver	85

H.	Severability	85

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

I.	Non-reliance	86

J.	Notice	86

K.	Execution	87

L.	Governing Law	87

M.	Certain Meanings	87

N.	No Benefit to Third Parties	88

O.	Further Assurances	88

P.	Force Majeure	88

Q.	Export Control	88

R.	References	89

Appendices

Gillette Agreement (ARTICLE II)	Appendix A

Palomar Controlled Patents (ARTICLE II)	Appendix B

MGH Agreements (ARTICLE II)	Appendix C

MGH Patents (ARTICLE II)	Appendix D

R&D Plan (ARTICLE III.B)	Appendix E

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Optimization Payments (ARTICLE VI.A.3)	Appendix G

Certain Palomar Independent IP (ARTICLE IX.A.2)	Appendix H

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— EXECUTION VERSION

JOINT DEVELOPMENT & LICENSE AGREEMENT

        THIS AGREEMENT is made effective the 1st day of September 2004 (“Effective Date”) by and between Palomar Medical Technologies, Inc., a Delaware corporation having a place of business at 82 Cambridge Street, Burlington, MA 01803, and its Affiliates (hereinafter referred to as “Palomar Medical Technologies, Inc.,” and collectively with its Affiliates, “Palomar”), and Johnson & Johnson Consumer Companies, Inc., a corporation of New Jersey, having a place of business at 199 Grandview Road, Skillman, NJ 08558 (hereinafter referred to as “JJC”). Palomar and JJC are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. As of the Effective Date, Neutrogena Corporation, a California corporation having a place of business at 5760 West 96th Street, Los Angeles, CA 90045, which is an Affiliate of JJC, shall be treated as a Permitted Sublicensee hereunder as provided in ARTICLE V.A.3.

ARTICLE I.   BACKGROUND

        A.        Palomar has developed Light-Emitting Devices (as defined below), including methods of using such devices.

        B.        JJC has experience and expertise in research and development of Topical Formulations (as defined below), marketing of Topical Formulations and other consumer skin care products, as well as sales and supply chain management for manufacturing and assembling such Topical Formulations and products.

        C.        JJC desires to market Topical Formulations and Products for use in certain Fields (both as defined below).

ARTICLE II.   DEFINITIONS

        Terms in this Agreement (other than names of Parties and ARTICLE headings), and correlatives thereof, which are set forth with initial upper case letters, shall have the meanings established for such terms in the succeeding paragraphs of this ARTICLE II or as set forth on first use herein.

        The terms defined in the opening paragraph of Page 1 of this Agreement are herein incorporated by reference into this ARTICLE II.

            [*]

        “Affiliate(s)” shall mean any company(ies) or other legal entity(ies) directly or indirectly controlling, controlled by, or under common control with

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

a respective Party. For purposes of this definition, “control” shall mean possession of the power to direct or cause the direction of the management and policies of the company or other legal entity, whether pursuant to the ownership of at least 50% of its voting securities, by contract, or otherwise; PROVIDED HOWEVER that if local Law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests.

        “Calendar Quarter” shall mean each period of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

        “Calendar Year” shall mean each period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

        “Commercial Launch” shall mean shipping Product to a bona fide Third Party customer by JJC (including through a JJC distribution center) or a Permitted Sublicensee or other Affiliate of JJC.

        “Consumer Field” shall mean products or systems intended for or marketed to consumers for personal use. For the avoidance of doubt, the “Consumer Field” shall exclude (i) products or systems intended or marketed for sale to doctors, health care providers or other commercial service providers for use on or with patients or customers (and not for resale to any Person), and (ii) products or systems developed for and sold or distributed to governmental entities for treatment of medical conditions in military personnel.

        “Controlled” shall mean with respect to any IP that the Party (1) owns or has a license or sublicense to such IP, and (2) has the ability to grant access, a license or a sublicense to such IP to the other Party in a manner sufficient to satisfy all the terms and conditions of this Agreement (including all license grants, and for Patents, all rights of prosecution and enforcement) without violating any agreement or other arrangement with, or infringing, misappropriating or misusing any rights of, a Third Party as of the time that both (a) such Party would be first required under this Agreement to grant to the other Party such access, license or sublicense, and (b) such IP exists. For clarity and without limitation, it is understood and agreed that a Patent may be “Controlled” for purposes of the license grants contained herein and the corresponding restrictions on use, but may not be “Controlled” for purposes of the prosecution or enforcement provisions set forth in ARTICLE IX.B or ARTICLE IX.C, respectively.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

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        “Exploit” shall mean to make, have made, import, have imported, use, have used, Sell, offer for Sale, and have sold, or otherwise dispose of, including to research, develop, register, modify, enhance, improve, formulate, export, transport, distribute, promote, and market.

        Individually a “Field”, and collectively the “Fields,” shall mean one of the following numbered paragraphs:

1. any product or system that is intended or marketed for reducing or reshaping body fat including cellulite in the Consumer Field;

2. any product or system that is intended or marketed for reducing appearance of skin aging in the Consumer Field, including:

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3. any product or system that is intended or marketed for reducing or preventing acne in the Consumer Field;

PROVIDED HOWEVER that one or more of the foregoing Fields as defined by such numbered paragraphs may at some date in the future no longer be treated as a “Field”, and as part of the “Fields”, hereunder as provided in ARTICLE X, which change in treatment shall apply for all purposes of this Agreement; and

PROVIDED FURTHER that it shall not be considered a use of the Fields if Exploiting a product, system or item for use outside of the Fields by Palomar or any of its licensees or sublicensees results in a side effect within clauses (1), (2) or (3) above.

        “Gillette” shall mean The Gillette Company, and its successors and permitted assigns of the Gillette Agreement.

        “Gillette Agreement” shall mean that certain “Development and License Agreement” between Palomar and The Gillette Company dated as of

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

February 14, 2003, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter in a manner that is not materially inconsistent with the terms of this Agreement. A copy of the Gillette Agreement, excluding its exhibits, as amended as of the Effective Date, is attached hereto at Appendix A.

        “Governmental Authority” shall mean any U.S., international or foreign, federal, state, provincial, county or municipal government (however denominated in the applicable jurisdiction) or political subdivision thereof; any governmental or quasi-governmental agency, authority, board, bureau, commission, department, official or other similar instrumentality or public body; and any court or administrative tribunal.

        “Improvement” shall mean any modification, variation or revision to a product, system or item, including any enhancement in the efficiency, operation, manufacture (including any manufacturing process), components, preparation, presentation, formulation, means of delivery, powering or operating or packaging of such product, system or item, any discovery or development of any new or expanded uses for such product, system or item, or any discovery or development that improves the stability, safety or efficacy of such product, system or item or reduces costs of operation or manufacture.

        “IP” shall mean any idea, data, writing, know-how, invention, discovery, improvement or other technology, whether or not patentable, copyrightable or protectable as a trade secret, or any other form of confidential information or know-how. “IP” shall include legal rights arising from any of the foregoing, in any jurisdiction worldwide: (i) Patents; (ii) rights associated with works of authorship including copyrights, copyright applications, and copyright registrations; and (iii) rights relating to the protection of trade secrets, know how or confidential information. “IP” and legal rights arising therefrom shall not include any trade names or trademark rights or rights to other distinctive brand features. The following definitions identify specific categories of IP:

1. “JJC IP” shall mean all IP that is conceived solely by JJC in connection with activities arising from, or performed pursuant to, the R&D Plan and reduced to practice solely by JJC, [*].

2. “Joint IP” shall mean all IP that is:

a) jointly conceived by JJC and Palomar in connection with activities arising from, or performed pursuant to, the R&D Plan, no matter how reduced to practice;

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

b) conceived solely by Palomar in connection with activities arising from, or performed pursuant to, the R&D Plan and reduced to practice (1) solely by JJC or (2) jointly by JJC and Palomar, and

c) conceived solely by JJC in connection with activities arising from, or performed pursuant to, the R&D Plan and reduced to practice (1) solely by Palomar or (2) jointly by Palomar and JJC;

other than any such IP that is defined as Palomar Assigned IP pursuant to ARTICLE IX.A.2.

    3.        “Palomar IP” shall mean (A) all IP that is conceived solely by Palomar in connection with activities arising from, or performed pursuant to, the R&D Plan and reduced to practice solely by Palomar, [*].

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    5.        “Independent IP” shall mean, for each Party, IP that (1) is in existence and owned or controlled by a Party prior to the Effective Date, or (2) is conceived or obtained by a Party after the Effective Date entirely independently of any work or services performed, or information exchanged, in connection with this Agreement. Independent IP shall not include any JJC IP, Joint IP or Palomar IP.

Solely for purposes of the definitions in the foregoing numbered paragraphs, (a) reference to JJC and Palomar for purposes of conception and reduction to practice shall include employees and agents of each of them, and any other Third Party(ies) acting as a subcontractor for them or otherwise on their behalf, and (b) the filing of a Patent application shall not serve to constitute a reduction to practice, and in the absence of an actual (as opposed to constructive) reduction to practice for any Patent application, such application and the inventions disclosed therein shall be treated as having been reduced to practice by the conceiving Party.

        “Law” shall mean any constitutional provision, statute, ordinance or other law, rule, regulation or binding interpretation of any Governmental Authority.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

        “Licensed Know-How” shall mean all IP, other than Patents and copyrights identified in clauses (i) and (ii) of the definition for IP, that (1) relates to one or more of the Fields, and (2) is Controlled by Palomar at any time during the Term.

        “Licensed Patent Rights” shall mean:

1. All Patents that qualify as Palomar IP (the “Palomar Sole Patents”);

2. All of Palomar’s right, title and interest in and to Patents that qualify as Joint IP (the “Joint Patents”); and

    3.        All Patents, other than those identified in clauses 1 and 2 above, (the “Palomar Controlled Patents”) that (1) cover activities in one or more of the Fields; and (2) are Controlled by Palomar at any time during the Term.

The attached Appendix B sets forth all of the Palomar Controlled Patents in existence as of the Effective Date, as the Parties are reasonably able to predict based on the R&D Program proposed by the Parties as of the Effective Date. The Parties understand and agree that the identity of the Palomar Controlled Patents may change during the performance of the R&D Plan. At the request of either Party from time to time, the Parties may mutually agree to update Appendix B.

      “Light-Emitting Device” shall mean:

    1.        an electric-powered product or system (including replacement parts thereto and excluding Topicals) that achieves one or more of the following effects by delivering Optical Radiation of one or more selected wavelengths or of a selected range of wavelengths: (i) hair management, (ii) the treatment or prevention of cellulite, (iii) cosmetic anti-aging skin applications (including wrinkle reduction, improvement in skin tone, texture and elasticity, and removal of pigmented and vascular lesions), (iv) body recontouring, (v) the removal, treatment or prevention of warts, subcutaneous fat, acne, tattoos, scars, birth marks, oily skin, odor, moles and blemishes, and (vi) other dermatological applications;

2. methods of using such product or system (including methods of using such product or system for treatment of the conditions identified in clause 1 above); and

3. methods of making such product or system and such replacement parts.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

[*].

        “MGH” shall mean Massachusetts General Hospital, and its successors and assigns.

        “MGH Agreements” shall mean (a) that certain License Agreement by and between Palomar and MGH, dated August 18, 1995, (b) that certain Clinical Trial Agreement by and between Palomar and MGH, dated August 18, 1995, and (c) that certain Joint Patent Agreement by and between Palomar and MGH, dated January 1, 2000, in each case as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter in a manner that is not materially inconsistent with the terms of this Agreement. A copy of the MGH Agreements, as redacted and as amended as of the Effective Date, is attached hereto at Appendix C.

        “MGH Patents” shall mean: (a) as of the Effective Date, all Patents in existence and (i) for which Palomar is a joint owner with MGH or (ii) to which Palomar has received or is entitled to receive an exclusive license from MGH, under the MGH Agreements; and (b) all claims contained in a Patent (no matter when filed or issued) that makes a priority claim to any of the Patents that are identified in clause (a) above, PROVIDED HOWEVER that any such priority claim has an earliest priority date based solely on the Patents that are identified in clause (a) above, and in each case of clauses (a) and (b) above which Patents contain or are reasonably expected to give rise to issued claims that cover any activities in one or more of the Fields. The attached Appendix D sets forth all of the MGH Patents in existence as of the Effective Date, as the Parties are reasonably able to predict based on the R&D Program proposed by the Parties as of the Effective Date. The Parties understand and agree that the identity of the MGH Patents may change during the performance of the R&D Plan. At the request of either Party from time to time, the Parties may mutually agree to update Appendix D.

        “MGH Valid Claim” shall mean a claim contained in a pending application for a MGH Patent in such country which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application in such country.

        “Net Sales” shall mean the gross amount invoiced by JJC and Permitted Sublicensees or any other Affiliates of JJC (including any of JJC’s Affiliates as contemplated by ARTICLE V.A.3) from the Sale of Products to Third Parties that are not Permitted Sublicensees or Affiliates of JJC, less the

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

following amounts: (i) discounts, including cash discounts, or rebates actually allowed or granted, (ii) credits or allowances actually granted upon claims or returns by such Third Parties, (iii) freight charges paid for delivery, and (iv) taxes or other governmental charges levied on or measured by the invoiced amount whether absorbed by the billing or the billed Party, PROVIDED HOWEVER that:

    1.        In the event that Products are sold in the form of combination products containing one or more component(s), other than the Product, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such combination products by the fraction A/(A+B) where A is the invoice price of the Product if sold separately, and B is the total invoice price of any other component(s) in the combination, if sold separately by JJC or a Permitted Sublicensee or an Affiliate of JJC.

    2.        If on a country-by-country basis the other component(s) in the combination products are not sold separately in said country by JJC or a Permitted Sublicensee or an Affiliate of JJC, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such combination products by the fraction A/C where A is the invoice price of the Product if sold separately and C is the invoice price of the combination product.

    3.        If on a country-by-country basis neither the Product nor the combination product is sold separately in said country by JJC or a Permitted Sublicensee or an Affiliate of JJC, Net Sales for such combination products shall be calculated as above except that A shall be the total actual manufacturing cost of Product and C shall be the total actual manufacturing cost of the combination product, in each case calculated in good faith and subject to reasonable review (including audit as necessary) by Palomar.

For clarity, if a combination product includes both (i) a Light-Emitting Device for use in the Field, and (ii) a Topical, in each case on which royalties or TTPs are owed, then the foregoing three numbered paragraphs shall be used to determine the amounts owed Palomar for both Products, with the Topical being treated as a component for those paragraphs for purposes of apportioning Net Sales (with the understanding that the apportioned Net Sales for the Topical shall be subject to JJC’s royalty and TTP obligations hereunder).

Transfer of a Product between JJC and its Affiliates and Permitted Sublicensees for Sale by the transferee shall not be considered a Sale for the purpose of the foregoing paragraphs; in the case of such

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

transfer the Net Sales shall be based on Sale of the Product by the transferee. Net Sales shall also include and be deemed made with respect to any Products used by JJC or any of its Affiliate or Permitted Sublicensees, for any purpose, or transferred to any Third Party for less than the seller is then charging in normal arms-length sales transactions, and Net Sales in all such cases shall be deemed made at the prices therefor at which such Product are then being sold to the customers of such user or transferor (or of JJC, if an Affiliate or Permitted Sublicensee is a user but not a seller) in arms-length sales transactions. All royalty obligations on Net Sales of Products shall accrue upon the invoicing of Net Sales attributable to the Sale of a Product regardless of the time of collection. All of the amounts specified in the definition of Net Sales shall be determined from the books and records of JJC, its Affiliates and Permitted Sublicensees, maintained in accordance with U.S. generally accepted accounting principles, consistently applied.

        “Optical Radiation” shall mean electromagnetic radiation having a wavelength of 10 nm – 0.1 mm that is intended to provide or provides a treatment affect or appearance of affect in one or more of the Fields.

        “Patents” shall mean (a) all patents and patent applications and any patents issuing therefrom worldwide, (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under applicable patent law or other applicable Law), certificates of invention and the like, and any provisional applications, of any such patents or patent application, and (c) any foreign or international equivalent of any of the foregoing.

        “Patent Costs” shall mean the reasonable fees and expenses paid to outside legal counsel and other Third Parties (including Third Party licensors of Patents, such as MGH for the MGH Patents), and filing and maintenance expenses, incurred in connection with preparing, filing, prosecuting and maintaining Patents (including costs of patent interference, re-examination, reissue, opposition or similar proceedings relating thereto).

        “Product” shall mean (i) an Initial Product or any Improvement thereto, and (ii) a Primary Topical or General Topical.

        “R&D Period” shall mean the two sequential periods, which shall apply on an Initial Product-by-Initial Product basis and shall apply to all of the Initial Products as a whole:

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1. “POP Period” shall mean the proof-of-principle period and shall be the first phase of the R&D Period; and

2. “Optimization Period” shall mean that portion of the R&D Period following the POP Period.

For clarity, the R&D Period shall last until the last Initial Product exits either of the foregoing two periods, unless either the R&D Period or the Agreement in whole is terminated earlier under ARTICLE X, by Field or in whole (with the consequences set forth in ARTICLE VI.A.1 and ARTICLE VI.A.3).

        “Regulatory Approval” in the United States as used herein is defined as, the right to sell or distribute Products to consumers for personal use.

        “Sale” and variants thereof shall mean the sale, distribution, use or lease of any Product, or any other transaction involving any Product in which JJC or any Permitted Sublicensee or any Affiliate that is not a Permitted Sublicensee of JJC receives quantifiable monetary or other valuable consideration.

            [*]

        “Topical Formulation” and alternatively “Topical” shall mean any lotion, gel, cream, powder or similar formulation. The following definitions define different types of Topicals:

1. “Primary Topical” [*]

2. “General Topical” [*]

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        “Third Party” shall mean any person or entity (including Affiliates of JJC but not Affiliates of Palomar), other than JJC and Palomar (including Affiliates of Palomar).

      “Valid Claim” shall mean:

    1.        a claim of an issued and unexpired Patent in such country that has not been revoked or held permanently unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; and

2. (a) a pending claim of a United States Patent application for [*]

        The scope of a Valid Claim shall be as defined by any court or appropriate body of competent jurisdiction.

        Additional definitions can be found in the remainder of this Agreement as follows:

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JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

“Additional Initial Product”	ARTICLE III.E.5

“Appeal Arbitrator”	ARTICLE XV.A.8

“Bankruptcy Code”	ARTICLE X.C.1.b)

“Commercialization Decision Date”	ARTICLE III.E.4

“Commercialization Payment”	ARTICLE VI.A.4

“Compromised Field”	ARTICLE X.B.2.a)(4)

“Confidential Information”	ARTICLE VII.C.a)

“Consumable”	ARTICLE XI.D.3.a)(2)(c)

“CPR”	ARTICLE XV.A.2

“Declined Initial Product”	ARTICLE X.G

“Declined Technology”	ARTICLE X.G

“Dispute Notice Date”	ARTICLE XV.A.1

“Disputes”	ARTICLE XV.A

“Dual Coverage Patent”	ARTICLE IX.A.3

“Effective Date”	Page 1 of this Agreement

“Extended IP”	ARTICLE IX.A.2

“Female Accessory Product”	ARTICLE XI.D.3.a)(2)(c)

“Final POP Completion”	ARTICLE III.E.1.d)

“Final POP Payment”	ARTICLE VI.A.1.b)

“Indemnified Party”	ARTICLE XII.C

“Indemnifying Party”	ARTICLE XII.C

“Independent Study”	ARTICLE XI.E.1.c)

“Initial Products”	ARTICLE III.B

“Initial R&D Plan” and together the "Initial R&D Plans"	ARTICLE III.B

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

“JJC”	Page 1 of this Agreement

“JJC Consideration Period”	ARTICLE III.E.2.a)

“JJC Cure Period”	ARTICLE X.B.1.a)

“JJC Disclosure Schedule”	ARTICLE XI.B

“JJC Exclusive License Period”	ARTICLE IX.B.1

“JJC Indemnitees”	ARTICLE XII.A

“JJC Sole Patents”	ARTICLE IX.B.4

“Launch Payment”	ARTICLE VI.A.6

“Light-Based Accessory Product”	ARTICLE XI.D.3.a)(2)(c)

“Loss”	ARTICLE XII.A

“Lost Profits”	ARTICLE XI.E.1.c)

“Lost Profits Notice”	ARTICLE XI.E.1.b)

“Non-Disclosure Agreement”	ARTICLE VII.G

“Optimization Completion Date”	ARTICLE III.E.2.a)

“Optimization Document”	ARTICLE III.E.2.a)

“Optimization Payment”	ARTICLE VI.A.3.a)

“Palomar”	Page 1 of this Agreement

“Palomar Assigned IP”	ARTICLE IX.A.2

“Palomar Confidential Device Information”	ARTICLE VII.C.b)

“Palomar Cure Period”	ARTICLE X.B.2.a)

“Palomar Disclosure Schedule”	ARTICLE XI.A

“Palomar Indemnitees”	ARTICLE XII.B

“Palomar Exclusive Period”	ARTICLE XI.D.1.d)

“Palomar License Agreement”	ARTICLE XI.D.1.a)

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

“Palomar Licensee”	ARTICLE XI.D.1.b)

“Palomar Marks”	ARTICLE IV.E.2

“Palomar Medical Technologies, Inc.”	Page 1 of this Agreement

“Palomar Other Exclusive Fields”	ARTICLE XI.D.1.c)

“Palomar Retained Rights”	ARTICLE V.A.2

“Party" and “Parties”	Page 1 of this Agreement

“Patent Attorney Arbitrator”	ARTICLE XV.B.2

“Patent Coverage Dispute”	ARTICLE XV.B

“Payment-Bearing Products”	ARTICLE VI.E

“Payment Reports”	ARTICLE VI.E

“Permitted Sublicensee”	ARTICLE V.A.3

“POP Completion Deliverables”	ARTICLE III.E.1.c)

[*]

“POP Payment”	ARTICLE VI.A.1.a)

“R&D Activities”	ARTICLE III.B

“R&D Committee”	ARTICLE III.C.1

“R&D Committee Chair”	ARTICLE III.C.3

“R&D Committee Leader”	ARTICLE III.C.2

“R&D Plan”	ARTICLE III.B

“R&D Program”	ARTICLE III.A

“Restricted Light-Emitting Device”	ARTICLE XI.D.1.e)

“Royalty-Bearing General Topicals”	ARTICLE VI.C.2.b)

“Royalty-Bearing Light-Emitting Device”	ARTICLE VI.C.1

“Royalty-Bearing Primary Topicals”	ARTICLE VI.C.2.a)

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“Royalty-Bearing Topicals”	ARTICLE VI.C.2.b)

“SEC”	ARTICLE VII.D

“Supplemental R&D Payments”	ARTICLE III.E.5

“Supplemental R&D Plan”	ARTICLE III.E.5

“Tax” or “Taxes”	ARTICLE VI.H.5

“Term”	ARTICLE X.A.1

“Terminated Field”	ARTICLE X.F

“Third Party Agreement”	ARTICLE VI.J

“Third Party Payments”	ARTICLE VI.J

“TTP”	ARTICLE VI.B.2

“TTP-Bearing General Topicals”	ARTICLE VI.B.3.b)

“TTP-Bearing Light-Emitting Devices”	ARTICLE VI.B.2

“TTP-Bearing Primary Topicals”	ARTICLE VI.B.3.a)

“TTP-Bearing Topicals”	ARTICLE VI.B.3.b)

ARTICLE III   DEVELOPMENT OF INITIAL PRODUCTS

        A.     R&D Program. The Parties shall work to develop one or more Initial Products for use in each one of the Fields pursuant to the R&D Plan defined below (“R&D Program”). The R&D Program shall begin    [*]    after the Effective Date and shall end upon completion of certain Palomar deliverables under the R&D Plan as set forth below.

        B.     Conduct of the R&D Activities. Each of Palomar and JJC shall work to perform, or shall work to cause to be performed, its respective activities under the R&D Program (“R&D Activities”) in accordance with this Agreement, including the initial R&D plans for  [*]  Light-Emitting Devices for use in each one of the Fields, which plans are attached hereto as Appendix E (each being an “Initial R&D Plan” and together the “Initial R&D Plans”). Together the Light-Emitting Devices subject to the Initial R&D Plans shall be referred to as the “Initial Products”. Each Initial Product shall have one, and only one, Field designation for all purposes of this Agreement (including the license grants to JJC contained in ARTICLE V.A.1 for such Initial Product), which Field is designated in the Initial R&D Plans for each

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

Initial Product and which Field shall apply to all Improvements of such Initial Product. The Initial R&D Plans shall be revised, updated and extended as the R&D Committee may direct, subject to the limitations set forth below, with the Initial R&D Plans, all Optimization Documents, and any such revisions, updates or extensions thereto, hereinafter referred to as the “R&D Plan.” It is understood and agreed that each of the Initial Products will likely change during its applicable R&D Period, as the R&D Activities are performed by the Parties and as the R&D Plan is modified, and that all such Initial Products, as changed, to the extent there is no objection to such changes raised before the R&D Committee, shall be treated as the “Initial Product” hereunder throughout such R&D Period. After the end of the applicable R&D Period, the Initial Product, in the form as of the end of the applicable Optimization Period, shall be treated as the final Initial Product for purposes of this Agreement.

        C.     R&D Committee.

            1.     Formation and Authority of R&D Committee. Palomar and JJC shall establish a research oversight and management committee (the “R&D Committee”), which shall oversee the R&D Activities performed by the Parties and approve any changes in the R&D Plan.

            2.     Composition of R&D Committee. The R&D Committee shall be comprised of two (2) representatives of each of JJC and Palomar. Each Party shall designate one (1) of its representatives to be such Party’s “R&D Committee Leader.” Each Party shall notify the other of its initial representatives and R&D Committee Leader within  [*]  after the execution of this Agreement. From time to time, each Party may substitute its representatives or R&D Committee Leader on  [*] prior written notice to the other Party.

            3.     Procedural Rules of R&D Committee. The R&D Committee shall meet at least once each Calendar Quarter, or as otherwise agreed to by the Parties, with the location of such meetings alternating between JJC and Palomar facilities. The R&D Committee Leaders shall send notices and agendas for all regular R&D Committee meetings to all R&D Committee members. Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the R&D Committee. A representative of JJC who is a member of the R&D Committee shall be designated at all times to act as the chair of the R&D Committee (the “R&D Committee Chair”). The R&D Committee shall adopt such standing rules as the R&D Committee shall deem to be necessary for its work. A quorum of the R&D Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Members of the R&D Committee may attend a meeting either in person or by telephone, video

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

conference or similar means in which each participant can hear what is said by the other participants. Representation by proxy shall not be allowed. In addition, each Party may, at its discretion, invite non-voting employees, and with the consent of the other Party, consultants or vendors, to attend the meetings of the R&D Committee. Subject to ARTICLE III.C.4, the R&D Committee shall take all action by (i) consensus of the R&D Committee Leader of both JJC and Palomar, or if the R&D Committee Leader for either Party is not present at the meeting, the other representative of such Party present at a meeting at which a quorum exists, or (ii) by written resolution approved by all of the members of the R&D Committee.

            4.     Resolution of Disputes Arising at the R&D Committee. Issues coming before the R&D Committee that require action, approval or resolution and for which the R&D Committee is unable to reach consensus as provided in ARTICLE III.C.3 on a mutually acceptable action, approval or resolution, shall be resolved by the R&D Committee Chair within  [*]  of the impasse, PROVIDED HOWEVER that at the written request of Palomar’s R&D Committee Leader, prior to final resolution of any dispute by the R&D Committee Chair, a meeting shall be held between the Chief Executive Officer of Palomar and the Vice President of Research and Development of JJC within  [*]  of such written request, who shall attempt in good faith to negotiate a resolution (subject to Board of Directors or equivalent approval, where applicable). In the event of any such escalation of a dispute, JJC shall retain the final right of decision. Notwithstanding the foregoing, the following exceptions to JJC’s final right of decision shall require the mutual written consent of the R&D Committee Leaders of both Parties:

            [*]

            [*]

            [*]

            [*]

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            [*]

            5.     Minutes of R&D Committee Meetings. The Party hosting any meeting shall appoint one person (who need not be a member of the R&D Committee) to attend the meeting and record the minutes of the meeting. Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and distribution. Such minutes shall be deemed approved by both of the Parties unless a Party objects to the accuracy of such minutes by providing written notice to the other Party within  [*]  of receipt of such minutes. Any modifications to the R&D Plan approved at an R&D Committee meeting shall be considered approved and shall constitute an amendment thereto upon R&D Committee ratification of the meeting minutes related thereto.

            6.     Limitations on Authority of the R&D Committee. Each Party to this Agreement shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the R&D Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Except in the case of amendments to the R&D Plan made pursuant to ARTICLE III.C.5, the R&D Committee shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in ARTICLE XV.I.

        D.     Subcontracting. Subject to the mutually agreed to provisions of the R&D Plan, either Party may subcontract its work obligations for the R&D Activities. Each Party shall be responsible to the other for the performance of any of its subcontractors under any provisions of this Agreement for which such Party is responsible. Neither Party shall disclose to any subcontractor nor permit any subcontractor to use the other Party’s Independent IP, nor any Joint IP, Confidential Information, or in the case of Palomar, Palomar IP, or in the case of JJC, JJC IP, without provisions safeguarding non-use and non-disclosure at least as restrictive as those provided in this Agreement.

        E.     The R&D Period. During the R&D Period, the Parties shall undertake efforts to prove the principles of the IP that is the subject of this Agreement and to optimize product design of the Initial Products for commercialization, all in accordance with the R&D Plan.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

            1.     POP Period

                a)     JJC shall fund Palomar’s efforts during the POP Period with POP Payments paid each Calendar Quarter, as defined in ARTICLE VI.A.1.

                b)     During the POP Period, the Parties shall complete the R&D Activities set forth in the R&D Plan.

                c)     The POP Period for each Initial Product shall end upon Palomar’s completion of certain deliverables identified in the R&D Plan as item numbers 8,10 and 11 (“POP Completion Deliverables”). Palomar shall notify JJC in writing of the date of its completion of the POP Period for each Initial Product.

                d)     The POP Period in total shall end when Palomar completes the POP Completion Deliverables for the last-to-complete Initial Product (such date, the “Final POP Completion”).

                e)     The Final POP Completion shall be within  [*]  from the beginning of the R&D Period. If Palomar is unable to complete the POP Completion Deliverables for any Initial Product by such deadline, then although Palomar shall not be in breach of this Agreement, Palomar shall be obligated to continue to work on such POP Completion Deliverables, but in any case no more than an additional  [*]  and JJC shall have no further obligation to make any additional POP Payments for such additional  [*]  . If Palomar is unable to complete the POP Completion Deliverables for any Initial Product within such additional  [*] , then the POP Period will be deemed completed and the end of such additional  [*]  period shall be the Final POP Completion. JJC may, by written notice to Palomar at least  [*]  before the Final POP Completion, extend the POP Period for up to  [*] , PROVIDED (i) JJC shall pay Palomar additional POP Payments for any such extension (which payments shall be paid to Palomar pro rata if the extension is not exactly equal to  [*] ), and (ii) the R&D Committee shall agree on an extension to the R&D Plan.

            2.     POP Decision Point.

                a)     Within  [*]  of the completion of each POP Period for each Initial Product (the " [*] ”), the Parties shall negotiate and agree upon an R&D Plan for the Optimization Period (the “Optimization Document”) for such Initial Product, which Optimization Period ends on a date designated the “Optimization Completion Date” in

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

such Optimization Document, unless JJC notifies Palomar in writing before the end of the  [*]  that JJC declines to go forward with such Initial Product. The Optimization Document for such Initial Product shall include the work to be performed and the costs associated therewith (including the Optimization Payments during the Optimization Period for such Initial Product). Within  [*]  following the completion of the Optimization Document for an Initial Product (and no later than  [*]  after the end of the  [*]  ) (such  [*] , the “JJC Consideration Period”), JJC shall determine in its sole discretion whether it desires to enter into the Optimization Period for such Initial Product based on the Optimization Document agreed to by the Parties during the  [*]  . If before the end of the JJC Consideration Period, either (i) JJC notifies Palomar in writing that JJC has elected to continue into the Optimization Period for an Initial Product, or (ii) JJC fails to notify Palomar that JJC declines to continue with such Initial Product into the Optimization Period, then the Parties shall be subject to, and shall begin to perform, the agreed-to Optimization Document. If before the end of the JJC Consideration Period, JJC notifies Palomar in writing that JJC has elected not to continue into the Optimization Period for an Initial Product, or if the Parties are unable to agree on an Optimization Document for an Initial Product during the  [*]  as provided above, then the consequences set forth in ARTICLE X.G shall apply. All Optimization Documents shall be treated as part of the R&D Plan for all purposes hereunder.

                b)     In the event that any  [*]  or JJC Consideration Period for an Initial Product extends beyond the date  [*]  after the start of the R&D Program (the " [*] .

            3.     Optimization Period.

                a)     JJC shall fund Palomar’s efforts during the Optimization Period with Optimization Payments paid on a Calendar Quarterly basis. As of the Effective Date, the Parties believe that the Optimization Payments set forth in Appendix F, and as defined in ARTICLE VI.A.3, reflect a reasonable estimate of the costs to complete the Optimization Period for the  [*]  Initial Products that enter into the Optimization Period. The cost of the activities to be conducted by Palomar

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

during the Optimization Period is a rough estimation and not final. The Optimization Payments, as mutually agreed to during the  [*]  for each Initial Product as provided in ARTICLE III.E.2.a), shall be fixed and final, subject only to changes thereto by the R&D Committee thereafter as provided in ARTICLE III (taking into account ARTICLE III.C.4.c)).

                b)     During the Optimization Period, Palomar shall work to complete the deliverables to be set forth in the R&D Plan, as modified for the Optimization Period, for each Initial Product that enters the Optimization Period. Palomar shall notify JJC in writing of the date of its completion of the Optimization Period for each such Initial Product.

                c)     The Optimization Period shall end on the Optimization Completion Date.

            4.     Commercialization Decision Point. At the conclusion of the Optimization Period for each Initial Product that entered the Optimization Period, JJC shall determine in its sole discretion whether JJC desires to continue participating in the commercialization of such Initial Product. In the event that JJC decides in its sole discretion to continue, it shall notify Palomar of such decision within  [*]  following each Initial Product’s Optimization Period conclusion ( [*] , the “Commercialization Decision Date” for such Initial Product), indicating the Initial Product. For the first Initial Product in each Field for which JJC elects to participate in the commercialization, JJC shall pay to Palomar a Commercialization Payment, as defined in ARTICLE VI.A.4. With respect to each Initial Product, if JJC fails to notify Palomar in writing by the applicable Commercialization Decision Date that JJC elects to continue to participate in the commercialization of such Initial Product, or if JJC notifies Palomar before the Commercialization Decision Date that JJC does not want to so participate, then the consequences set forth in ARTICLE X.G shall apply.

            [*]

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            [*]

ARTICLE IV   MANUFACTURING & COMMERCIALIZATION

        A.     Commercial Launch. For each Field, JJC shall work to achieve Commercial Launch of its first Initial Product in such Field within  [*] .

        B.     Launch Payment. After Commercial Launch of the first Initial Product in each Field, JJC shall pay to Palomar a Launch Payment, as defined in ARTICLE VI.A.6.

        C.     Manufacture of Product. JJC shall be responsible for the manufacture of Products through JJC’s facilities or through a Third Party (subject to the sublicensing provisions below).

        D.     Palomar Support. Prior to Commercial Launch, Palomar shall provide scientific and technical consulting support necessary to produce Products as JJC shall reasonably request;  [*] .

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

            [*]

        E.     Trademarks.

            1.     JJC’s Decision. JJC shall have the sole right to determine the trademarks and marketing logos to be used with respect to the development and commercialization of the Products on a worldwide basis, and shall own all right, title and interest in and to such trademarks.

            2.     Palomar Marks. In the event that Palomar requests that JJC display on the Product(s) (including labels, packaging or inserts therefore) a trademark or marketing logo provided by Palomar (the “Palomar Marks”), JJC shall consider such request but shall have no obligation to use Palomar Marks. In the event that JJC elects, in its sole discretion, to display one or more Palomar Marks on a Product, (A) the Parties shall consult on the manner and location of such display, provided that such display shall not be more prominent than the trademark and marketing logo of JJC but in any event shall have a commercially reasonable size and location, (B) JJC shall permit Palomar to review all material regulatory filings which relate to all proposed labels, packaging, package inserts, and promotional materials required under this Agreement to include the Palomar Marks, if permitted by applicable Law, prior to the filing of any such materials with any Governmental Authority, and (C) subject to the terms and conditions of this Agreement, the Parties shall enter into a commercially reasonable agreement granting to JJC a non-exclusive license to use such Palomar Marks solely in connection with the Exploitation of Products.

ARTICLE V   LICENSE GRANTS

        A.     Grants to JJC.

            1.     License Grants.

                a)     Subject to the terms and conditions of this Agreement (including the remainder of this ARTICLE V.A), Palomar hereby grants to JJC (but none of JJC’s Affiliates):

                    (1)     During the R&D Period: On a Field-by-Field basis, during the R&D Period for each Field, a worldwide, exclusive (except for Palomar Retained Rights, as set forth in ARTICLE V.A.2) license (with the right to sublicense only as permitted in ARTICLE V.A.3), under Palomar’s right, title and interest in and to Licensed Know-How and Licensed Patent

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

Rights, to conduct the R&D Activities, but only in such Field;

                    (2)     Before the  [*] : On a Field-by-Field basis, from the end of the Optimization Period for the first Initial Product for a Field until the  [*]  for such Field, a worldwide, exclusive (except for Palomar Retained Rights), TTP and royalty-bearing license (with the right to sublicense only as permitted in ARTICLE V.A.3), under Palomar’s right, title and interest in and to Licensed Know-How and Licensed Patent Rights, to Exploit Initial Products and Improvements thereto designated for such Field, and Primary Topicals for use therewith, but only in such Field and only as may be reasonably necessary for JJC to achieve the Commercial Launch of, and then to Exploit such Initial Products, Improvements thereto and Primary Topicals for use therewith; and

                    (3)     After the  [*] : On a Field-by-Field basis, starting after the  [*]  for such Field:

                        (a)     The license granted under ARTICLE V.A.1.a)(2) for Licensed Know-How shall convert from an exclusive license to a non-exclusive license, and all other terms shall continue as provided under such license grant PROVIDED that the only Licensed Know-How subject to the license grant contained in this ARTICLE V.A.1.a)(3)(a) shall be that Licensed Know-How that Palomar has disclosed to JJC as of such  [*]  ; and

                        (b)     The license granted under ARTICLE V.A.1.a)(2) for Licensed Patent Rights shall be limited to only those independent claims (whether issued or pending as of such  [*] ), and all claims dependent therefrom, of the Licensed Patent Rights that cover the manufacture, sale or use of the Initial Products, or Improvements thereto or Primary Topicals for use therewith, for which the Commercial Launch has occurred by such  [*] , and all other terms shall continue as provided under such license grant.  [*]

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

            [*]

                            (i)     During the Term and after such  [*] , if for any six-month period no such Initial Product designated for such Field, or Improvement thereto, or Primary Topical for use therewith, is Sold by JJC or any of its Affiliates or Permitted Sublicensees that is covered by an independent claim that is subject to the license grant contained in this ARTICLE V.A.1.a)(3)(b) (i.e., because such independent claim covers the manufacture, sale or use of at least one of those Products in the form it existed as of such  [*] ), then such independent claim, and all claims dependent therefrom, shall no longer be subject to such license grant.

            [*]

                            (iii)     For purposes of this ARTICLE V.A.1.a)(3)(b), an independent claim subject to the license grant contained in this ARTICLE V.A.1.a)(3)(b) shall include all equivalent independent claims of other jurisdictions having at least the same or greater scope as such independent claim.

                        (c)     After such  [*] , the Parties acknowledge and agree that Palomar shall not have any right to copy the trade dress, as prohibited by Section 43(a) of the Lanham Act, of the Products subject to the license grants set forth in ARTICLE V.A.1.a)(3).

                    (4)     Supporting Non-Exclusive Grant to Certain MGH Patents. On a Field-by-Field basis, a worldwide, non-exclusive sublicense (with the right to sublicense further only as permitted in ARTICLE V.A.3), under those Patents identified as THE   “ PHOTON RECYCLING PATENT RIGHTS” under the MGH Agreement, but only in connection with making, having made, using and selling Initial Products, and Improvements thereto, designated for such Field, and Primary Topicals for use therewith, in each case that infringe one or more of the MGH Patents licensed to JJC pursuant to the license grants specified in ARTICLE V.A.1.a)(1), ARTICLE V.A.1.a)(2) and ARTICLE V.A.1.a)(3) above. This sublicense grant shall be in effect in a Field only for as long as such license grants are in effect in such Field. For clarity, (i) there shall be no sublicense by Palomar under the PHOTON RECYCLING PATENT RIGHTS with respect to any Initial Products, or Improvements thereto, designated for such Field, or Primary Topicals for use therewith, unless the making, using or selling of such item infringes one or

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

more of the MGH Patents licensed to JJC pursuant to such license grants, and (ii) PHOTON RECYCLING PATENT RIGHTS shall not be treated as MGH Patents hereunder. The PHOTON RECYCLING PATENT RIGHTS in existence as of the Effective Date are set forth on Appendix F.

                    (5)     Exclusive Grant to Certain Claims of the Joint Patents for General Topicals. Starting after the first  [*]  for any Field, a worldwide, exclusive (except for Palomar Retained Rights), TTP and royalty-bearing license (with the right to sublicense only as permitted in ARTICLE V.A.3), under Palomar’s right, title and interest in and to certain claims of the Joint Patents as described below, to Exploit General Topicals only. The following shall apply to the license grant contained in this ARTICLE V.A.1.a)(5):

                        (a)     The claims of the Joint Patents subject to the license grant contained in this ARTICLE V.A.1.a)(5) shall consist of only those independent claims (whether issued or pending as of the applicable  [*] ), and all claims dependent therefrom, of the Joint Patents that cover the manufacture, sale or use of General Topicals for which the Commercial Launch has occurred by the  [*]  for each Field. The license grant contained in this ARTICLE V.A.1.a)(5) shall not apply to any independent claim of any Joint Patent, or any dependent claims therefrom, if such independent claim as of the applicable  [*]  or thereafter does not cover the manufacture, sale or use of at least one of those General Topicals in the form it existed on the applicable  [*] . Without limiting the generality of the foregoing, in the event that any independent claim of the Joint Patents subject to the license grant contained in this ARTICLE V.A.1.a)(5) is amended or otherwise modified (during its prosecution or otherwise) after the applicable  [*] , such independent claim, and all dependent claims therefrom, shall continue to be subject to such license grant if and only if such independent claim continues to cover the manufacture, sale or use of at least one of those General Topicals in the form it existed as of the applicable  [*] .

            [*]

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            [*]

            [*]

                    (d)     For purposes of this ARTICLE V.A.1.a)(5), an independent claim subject to the license grant contained in this ARTICLE V.A.1.a)(5) shall include all equivalent independent claims of other jurisdictions having at least the same or greater scope as such independent claim.

                b)     The license grants contained in this ARTICLE V.A.1 shall not extend to cover (1) any Female Accessory Product (as such term is defined in the Gillette Agreement), or (2) other than for the license grant contained in ARTICLE V.A.1.a)(5), General Topicals, or in each case methods of making or using the same. Further, with respect to all of the license grants contained in this ARTICLE V.A.1, such license grants shall be construed to cover only those Products on which royalties and TTPs are paid to Palomar on their Net Sales pursuant to ARTICLE VI.B and ARTICLE VI.C.

                c)     The license grants contained in this ARTICLE V.A.1 shall not prevent Palomar or any of its licensees or sublicensees from conducting any activity, or exercising or granting any licenses or other rights, as otherwise permitted under this Agreement, with respect to the Licensed Know-How, Licensed Patent Rights and Joint IP that has as its goal or intent Exploitation of a product, system or item outside of the Fields, notwithstanding the possibility that such activity, exercise or grant may have applications inside one or more of the Fields. This ARTICLE V.A.1.c) shall remain in full effect as long as any of the license grants contained in this ARTICLE V.A.1 are in effect.

            2.     Palomar Retained Rights. Notwithstanding the license grants by Palomar set forth in ARTICLE V.A.1 or anything else contained herein to the contrary, at all times, Palomar shall retain the right to Exploit the Licensed Know-How and Licensed Patent Rights to research and develop Light-Emitting Devices, Topicals and other products and systems in one or

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

more of the Fields (collectively, “Palomar Retained Rights”), subject to the following:

                a)     Palomar shall conduct such research and development on its own, and Palomar shall not have the right to collaborate with any Third Parties in such research or development (other than subcontractors that perform specified activities for Palomar); and

                b)     Palomar’s rights to Exploit the Licensed Know-How and Licensed Patent Rights shall not extend to Palomar or any of its Affiliates commercializing any results of such research and development by selling or offering for sale any Light-Emitting Device or Topical developed and marketed for use in one or more of the Fields.

            3.     Sublicenses. JJC shall not have the right to grant to any Third Parties (including any Affiliates of JJC) any sublicenses to any person or entity under the license grants set forth in ARTICLE V.A.1, except as may be necessary for (i) with respect to the license grants set forth in ARTICLE V.A.1.a)(2) and ARTICLE V.A.1.a)(3), and if applicable, ARTICLE V.A.1.a)(4), (1) the manufacture of Products, in each case for use in its designated Field, on behalf of JJC or any of its Affiliates, or (2) Affiliates of JJC or Third Party distributors to sell or otherwise distribute Products, in each case for use in its designated Field, on behalf of JJC or any of its other Affiliates, or (3) a single entity to perform the activities permitted by both clauses (1) and (2), above, provided that in all instances of such clauses (1) to (3), inclusive, all Product Sold is marketed and branded primarily as a product of JJC or one or more of its Affiliates, or (ii) with respect to the license grant contained in ARTICLE V.A.1.a)(1), and if applicable, ARTICLE V.A.1.a)(4), for the limited purpose of subcontracting as provided for by ARTICLE III.D (any such person or entity, including JJC’s Affiliates, a “Permitted Sublicensee”). In the event of the termination of the license grants set forth in ARTICLE V.A.1 for any reason, Palomar shall have the right to (A) terminate such sublicense agreement(s) or (B) assume them from JJC, provided that such assumption by Palomar is consistent with the terms and conditions of such sublicense agreement(s). JJC shall be responsible to Palomar for the performance of any of JJC’s Permitted Sublicensees under any provisions of this Agreement for which JJC is responsible. JJC shall not permit any sublicensees to use or disclose any Licensed Know-How or Licensed Patent Rights (in each case, to the extent the same constitutes Confidential Information of Palomar) without provisions safeguarding non-disclosure and non-use at least as strict as those provided in this Agreement. Apart from the foregoing limited rights to sublicense, JJC shall not have any right or authority to sublicense, assign or otherwise transfer the license grants set forth in ARTICLE V.A.1 without Palomar’s prior written consent in its sole discretion, provided that JJC may

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

transfer such license grants in connection with the permitted assignment of this Agreement in full pursuant to ARTICLE XV.F.

            4.     Patent Marking. JJC shall mark, and shall cause all its agents and (sub)licensees to mark, all Products made, used or sold under the terms of this Agreement, or their containers, with the identity of the Licensed Patent Rights, in accordance with all applicable patent-marking laws.

        B.     Grants to Palomar.

            1.     License Grants. Subject to the terms and conditions of this Agreement, JJC hereby grants to Palomar:

                a)     A worldwide, non-exclusive, royalty-free, fully paid-up license, with the right to sublicense only in accordance with ARTICLE V.A.3, under JJC’s right, title and interest (including with respect to the IP subject to the license grants set forth in ARTICLE V.A.1) in and to the Licensed Patent Rights, the Licensed Know-How, the Joint IP, the JJC IP and all other IP Controlled by JJC, to conduct the R&D Activities. For the avoidance of doubt, nothing in this ARTICLE V.B.1.a) grants to Palomar the right under any IP of JJC to offer to sell, have sold, import or export any product, system or item.

                b)     A worldwide, perpetual, irrevocable, exclusive (including with regard to JJC and all its Affiliates), royalty-free, fully paid-up license, with the right to grant sublicenses (through multiple tiers of sublicensing), under all of JJC’s right, title, and interest in and to the Joint IP, other than Joint IP that is Extended IP or covers Topicals, to Exploit Light-Emitting Devices intended or marketed for use outside of the Fields. The exclusive nature of the license grant contained in this ARTICLE V.B.1.b) shall not prevent JJC or any of its licensees or sublicensees from conducting any activity, or exercising or granting any licenses or other rights, as otherwise permitted under this Agreement, with respect to the Joint IP that has as its goal or intent Exploitation of a product, system or item other than a Light-Emitting Device intended or marketed for use inside the Fields, notwithstanding the possibility that such activity, exercise or grant may have an application as or with respect to a Light-Emitting Device outside of the Fields.

            2.     Sublicenses. Palomar shall have the right to grant to one or more Third Parties a sublicense under the license granted by JJC to Palomar in ARTICLE V.B.1.a) only to the extent consistent with the provisions governing subcontracting as provided for by ARTICLE III.D. In the event of the termination of the license grant set forth in ARTICLE V.B.1.a) for any reason, each such sublicense shall be deemed to terminate. Palomar shall

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

be responsible to JJC for the performance of any of Palomar’s Permitted Sublicensees under any provisions of this Agreement for which Palomar is responsible. Palomar shall not permit any sublicensees to use or disclose any IP licensed to Palomar by JJC pursuant to ARTICLE V.B.1.a) (to the extent the same constitutes Confidential Information of JJC) without provisions safeguarding non-disclosure and non-use at least as strict as those provided in this Agreement. Apart from the foregoing limited rights to sublicense, Palomar shall not have any right or authority to sublicense, assign or otherwise transfer the license grant set forth in ARTICLE V.B.1.a) without JJC’s prior written consent in its sole discretion, provided that Palomar may transfer such license grant in connection with the permitted assignment of this Agreement in full pursuant to ARTICLE XV.F.

        C.     No Implied Rights.

            1.     JJC. As between the Parties, JJC shall own and retain all right, title and interest in and to any and all its Independent IP, JJC IP and its interest in the Joint IP, and that under this Agreement, Palomar shall acquire no right, title, or interest in or to any of the foregoing, by implication, estoppel or otherwise, other than the license rights expressly granted herein or as otherwise expressly provided herein.

            2.     Palomar. As between the Parties, Palomar shall own and retain all right, title and interest in and to any and all its Independent IP, Palomar IP and its interest in the Joint IP, and that under this Agreement, JJC shall acquire no right, title, or interest in or to any of the foregoing, by implication, estoppel or otherwise, other than the license rights expressly granted herein or as otherwise expressly provided herein.

ARTICLE VI   PAYMENTS AND REPORTS

        A.     R&D  [*]  Payments.

            1.     POP Period. During the POP Period, JJC shall pay to Palomar  [*] , payable as follows:

                a)     On or before the  [*]  of the POP Period, a “POP Payment” of  [*] , and

                b)     On or before the first day of  [*]  of the POP Period a “Final POP Payment” of  [*] ;

which first POP Payment and Final POP Payment shall be adjusted, as appropriate, in equal amounts to reflect the beginning and end of the POP Period in relation to Calendar Quarters, and which first POP Payment shall be paid by JJC on or before the POP Period begins.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

 [*] In the event that this Agreement is terminated by Palomar pursuant to ARTICLE X, JJC shall be obligated to pay Palomar all remaining POP Payments on the schedule set forth herein. In the event that this Agreement is terminated by JJC pursuant to ARTICLE X.B.2 or ARTICLE X.C.1 before the Final POP Payment becomes due, JJC shall have no further obligation from and after the date on which JJC provides to Palomar written notice of such termination to pay Palomar any additional POP Payments.

            [*]

            3.     Optimization Payments. During the Optimization Period, JJC shall pay to Palomar an amount of money necessary to cover the R&D Activities for such period (which amounts shall be in addition to and not in lieu of the POP Payments). Estimated Optimization Payments are set forth in Appendix G, and final and binding Optimization Payments for each Initial Product to enter the Optimization Period shall be agreed to by the Parties as provided in ARTICLE III.E.3.a). Optimization Payments for each Initial Product to enter the Optimization Period shall be payable as follows:

                a)     On or before the first day of each Calendar Quarter of the Optimization Period for each Initial Product, on a Initial Product-by-Initial Product basis, an “Optimization Payment” shall be made, which Optimization Payment shall be equal to the aggregate of the Optimization Payments for such Initial Product divided by the number of three-month periods that are set forth in the R&D Plan as the Optimization Period for such Initial Product, which first Optimization Payment and final Optimization Payment shall be adjusted accordingly, in equal amounts to reflect the beginning and end of the Optimization Period in relation to Calendar Quarters, and which first Optimization Payment shall be paid by JJC before the Optimization Period begins; and

                b)     The R&D Committee may direct a portion of any such Optimization Payments related to the allocation of tasks during the Optimization Period for an Initial Product to others, including contract manufacturers, PROVIDED that such portions so directed do not exceed the amounts expressly agreed-to in the R&D Plan for such purpose.

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In the event that, by termination of this Agreement or one or more of the Field(s) by either JJC pursuant to ARTICLE X.D or by Palomar pursuant to ARTICLE X, an Initial Product is no longer part of this Agreement before the final Optimization Payment becomes due for such Initial Product, JJC shall be obligated to pay Palomar all remaining Optimization Payments for such Initial Product on the schedule set forth herein. In the event that this Agreement is terminated by JJC pursuant to ARTICLE X.B.2 before the final Optimization Payment(s) becomes due for all Initial Products, JJC shall have no further obligation from and after the date on which JJC provides to Palomar written notice of such termination to pay Palomar any additional Optimization Payments.

            4.     Commercialization Payment. For the first Initial Product in each Field, JJC shall pay Palomar $1,500,000 as a “Commercialization Payment” within  [*]  after the completion of the Optimization Period.

            [*]

            [*]

            [*]

            [*]

            [*]

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            [*]

            [*]

            6.     Launch Payments. For each Field, JJC shall pay Palomar a “Launch Payment” of  [*]  after the Commercial Launch of the first Initial Product in that Field.

            [*]

        B.     Technology Transfer Payments.

            [*]

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[*]

            2.     TTP-Bearing Light-Emitting Devices. On a Field-by-Field basis, JJC shall pay to Palomar technology transfer payments (“TTPs”) in the amount of  [*] Field, all Initial Products and Improvements thereto designated for such Field,  [*] . All Initial Products, Improvements and Light-Emitting Devices, during the specified time periods, on which TTP payments are due under this ARTICLE VI.B.2, are collectively referred to herein as “TTP-Bearing Light-Emitting Devices”. TTPs on TTP-Bearing Light-Emitting Devices shall be due for the period of time specified in ARTICLE VI.B.4.a).

            3.     TTP-Bearing Topicals.

                a)     Primary Topicals. JJC shall pay to Palomar TTPs in the amount of  [*]  (collectively, “TTP-Bearing Primary Topicals”). Such TTPs shall be due for the period of time specified in ARTICLE VI.B.4.b)(1).

                b)     General Topicals. JJC shall pay to Palomar TTPs in the amount of  [*]  that use or embody any Joint IP (including in the event the manufacture, use, sale, offer for sale or importation of a General Topical is covered by any Joint Patent) (collectively, “TTP-Bearing General Topicals”, and together with “TTP-Bearing Primary Topicals”, “TTP-Bearing Topicals”). Such TTPs shall be due for the period of time specified in ARTICLE VI.B.4.b)(2).

            4.     TTP Payment Period.

                a)     TTP-Bearing Light-Emitting Devices. On a Field-by-Field basis, the period of time for which JJC shall owe TTPs on Net Sales of TTP-Bearing Light-Emitting Devices designated for a Field, as provided in ARTICLE VI.B.2, shall be as follows:

                    (1)     such period shall begin with the date of the first Commercial Launch anywhere in the world of a TTP-Bearing Light-Emitting Device designated for such Field; and

                    [*]

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[*]

                b)     TTP-Bearing Topicals.

                    (1)     Primary Topicals. On a Field-by-Field basis, the period of time for which JJC shall owe TTPs on Net Sales of TTP-Bearing Primary Topicals, as provided in ARTICLE VI.B.3.a), shall be as follows:

                        (a)     such period shall begin with the date of the first Commercial Launch anywhere in the world of a TTP-Bearing Primary Topical designated for a Field; and

                        [*]

                    (2)     TTP-Bearing General Topicals. The period of time for which JJC shall owe TTPs on Net Sales of TTP-Bearing General Topicals, as provided in ARTICLE VI.B.3.b), shall be as follows:

                        (a)     such period shall begin with the date of the first Commercial Launch anywhere in the world of a TTP-Bearing General Topical subject to the TTP payment obligation set forth in ARTICLE VI.B.3.b); and

                        [*]

            [*] .

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        C.     Patent Royalties.

            1.     Initial Products and Improvements Thereto. JJC shall pay to Palomar for the Sale of any Initial Product(s), and Improvements thereto, marketed for use in its designated Field, by JJC and its Permitted Sublicensees (including any of JJC’s Affiliates as contemplated by ARTICLE V.A.3), where the manufacture, use, sale, offer for sale or importation of any such Initial Product or Improvement thereto would infringe a Valid Claim of the Licensed Patent Rights on a country-by-country basis, but for the license grants contained in ARTICLE V.A.1.a) (collectively, “Royalty-Bearing Light-Emitting Device”), royalties in the amount of  [*]  of worldwide Net Sales of Royalty-Bearing Light-Emitting Devices. Such royalties shall be due for the period of time specified in ARTICLE VI.C.4.a).

            2.     Topicals.

                a)     Primary Topicals. JJC shall pay to Palomar for the Sale of Primary Topicals by JJC and its Permitted Sublicensees (including any of JJC’s Affiliates as contemplated by ARTICLE V.A.3), where the manufacture, use, sale, offer for sale or importation of any such Primary Topical would infringe a Valid Claim of the Licensed Patent Rights on a country-by-country basis, but for the license grants contained in ARTICLE V.A.1.a) (collectively, “Royalty-Bearing Primary Topicals”), royalties in the amount of  [*]  of worldwide Net Sales of Royalty-Bearing Primary Topicals. Such royalties shall be due for the period of time specified in ARTICLE VI.C.4.b)(1).

                b)     General Topicals. JJC shall pay to Palomar for the Sale of General Topicals by JJC and its Permitted Sublicensees (including any of JJC’s Affiliates as contemplated by ARTICLE V.A.3), where the manufacture, use, sale, offer for sale or importation of any such General Topical would infringe a Valid Claim of the Joint Patents on a country-by-country basis (collectively, “Royalty-Bearing General Topicals”, and together with Royalty-Bearing Primary Topicals, “Royalty-Bearing Topicals”), royalties in the amount of  [*]  of worldwide Net Sales of Royalty-Bearing General Topicals. Such royalties shall be due for the period of time specified in ARTICLE VI.C.4.b)(2).

            [*]

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

            4.     Royalty Period

               [*]      Royalty-Bearing Light-Emitting Devices. Royalties on Net Sales of Royalty-Bearing Light-Emitting Devices under ARTICLE VI.C.1 shall be owed to Palomar for the period beginning with the first Sale of a Royalty-Bearing Light-Emitting Device that gives rise to Net Sales and ending  [*] .

                b)     Royalty-Bearing Topicals.

                   [*]      Royalty-Bearing Primary Topicals. Royalties on Net Sales of Royalty-Bearing Primary Topicals under ARTICLE VI.C.2.a) shall be owed Palomar for the period beginning with the first Sale of a Royalty-Bearing Primary Topical that gives rise to Net Sales and ending  [*] .

                   [*]      Royalty-Bearing General Topicals. Royalties on Net Sales of Royalty-Bearing General Topicals under ARTICLE VI.C.2.b) shall be owed Palomar for the period beginning with the first Sale of a Royalty-Bearing General Topical that gives rise to Net Sales and ending  [*] .

            5.     MGH Valid Claims. Notwithstanding the foregoing provisions of this ARTICLE VI.C, in the event that the manufacture, sale, offer for sale, use or importation of any Royalty-Bearing Light-Emitting Devices or Royalty-Bearing Topicals would infringe, on a country-by-country basis, an MGH Valid Claim(s) (but for the license granted in this Agreement), but no other Valid Claims of the Licensed Patent Rights, JJC shall pay to Palomar a royalty of  [*]  of the corresponding Net Sales for such Royalty-Bearing Light-Emitting Devices or Royalty-Bearing Topical, which payment obligation shall apply to JJC only if and to the extent that Palomar has a corresponding payment obligation to MGH under an MGH Agreement.

            [*]

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

        D.     Audit.

            1.     Palomar Right to Audit. Palomar shall have the right to nominate an independent, certified accountant reasonably acceptable to and approved by JJC, which acceptance and approval shall not be unreasonably withheld, who shall have access to JJC’s (and, as appropriate, the Permitted Sublicensees’ and other JJC Affiliates’) records during reasonable business hours for the purpose of verifying the Payment Reports and royalties and TTPs payable as provided for in this Agreement for the  [*]  Calendar Years, but this right may not be exercised more than once in any Calendar Year, and the accountant shall disclose to Palomar only information relating solely to the accuracy of the Payment Reports and the royalty and TTP payments made or owed according to this Agreement. In the event such accountant concludes that additional royalties or TTPs were owed Palomar, the additional amounts shall be paid to Palomar by JJC within  [*]  of the date Palomar delivers to JJC such accountant’s written report so concluding, together with interest calculated in the manner provided by ARTICLE VI.F. The fees charged by such accountant shall be paid by Palomar unless the audit discloses that the difference in the royalties and TTPs actually owed by JJC as compared to those paid by JJC for the audited period are greater than  [*] , in which case JJC shall pay the reasonable fees and expenses charged by such accountant.

            2.     JJC Right to Audit. JJC shall have the right to nominate an independent certified accountant reasonably acceptable to and approved by Palomar, which acceptance and approval shall not be unreasonably withheld, who shall have access to Palomar’s records during reasonable business hours for the purpose of verifying the payments to MGH under ARTICLE VI.C.5 for the  [*]  Calendar Years, but this right may not be exercised more than once in any Calendar Year, and the accountant shall disclose to JJC only information relating solely to the accuracy of Palomar’s payments to MGH under ARTICLE VI.C.5. In the event such accountant concludes that Palomar has failed to pay to MGH the full amount paid to Palomar under ARTICLE VI.C.5, the additional amounts shall be paid to MGH within  [*]  of the date JJC delivers to Palomar such accountant’s written report so concluding. The fees charged by such accountant shall be paid by JJC unless the audit discloses that the difference in the amounts actually owed MGH by Palomar under ARTICLE VI.C.5 as compared to those paid by Palomar for the audited period are greater than  [*] , in which case Palomar shall pay the reasonable fees and expenses charged by such accountant.

        E.     Records and Payment Reports. JJC shall keep, and shall cause its Affiliates and all other Permitted Sublicensees to keep, complete and

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

accurate books and records of Net Sales of Royalty-Bearing Light-Emitting Devices, TTP-Bearing Light-Emitting Devices, Royalty-Bearing Topicals and TTP-Bearing Topicals (collectively, “Payment-Bearing Products”) and of all payments due Palomar hereunder for the  [*]  Calendar Years. JJC shall deliver to Palomar written reports (“Payment Reports”) showing: (1) sales and Net Sales of Payment-Bearing Products during the preceding Calendar Quarter on a country-by-country basis, showing the calculation of such Net Sales; (2) a calculation of the earned royalties and TTPs due; (3) withholding taxes, if any required by Law to be deducted; (4) the exchange rates used in determining the amount of U.S. dollars; (5) any calculation concerning a reduction in TTPs or royalties as permitted hereunder; (6) the date of the first sale, lease, distribution or other disposition for all Payment-Bearing Products in any country that occurred during the applicable Calendar Quarter; and (7) combination product calculations relied on as specified in the definition of “Net Sales”, on or before the  [*]  following the end of each Calendar Quarter, and JJC shall issue a check for or shall effect electronic transfer of the monies due and payable to Palomar for receipt by such day to a bank designated by Palomar. In addition, each Payment Report shall be accompanied by a statement from JJC showing (i) any credits or other reductions (if any) taken against payments owed Palomar thereunder, (ii) a reasonably detailed statement of the source of such credits or other reductions; (iii) the provision(s) of this Agreement expressly authorizing such credits or other reductions, (iv) the extent to which such credits or other reductions were capped pursuant to ARTICLE VI.I, ARTICLE IX.B, ARTICLE IX.C or ARTICLE IX.D; and (v) the amount and nature of any credits or other reductions that are carried into future Calendar Quarters as a result of being capped pursuant to such ARTICLES.

        F.     Payments. Royalties and TTPs based upon Net Sales in the United States and all other payments to be made to Palomar by JJC under this Agreement shall be made in United States Dollars. Royalties and TTPs based upon Net Sales not in the United States shall be initially calculated at least each Calendar Quarter in local currency and converted into United States Dollars using the official rate of exchange of the currency of the country from which royalties are payable as quoted by the Wall Street Journal, New York edition, for the last business day of the Calendar Quarter for which the payment is made. However, if the royalties and TTPs based upon Net Sales not in the United States are initially calculated more frequently, e.g., monthly, the rate of exchange, above, shall be determined on the last business day for such period. If the transfer or the conversion into United States Dollar equivalents in any such instance is not lawful due to blocked currency limitations, the payment of such part of the royalties and TTPs as is necessary shall be made by the deposit thereof, in United States Dollars if

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

possible or in the currency of the country where the sales were made on which the royalties and TTPs were based, to the credit, account and control of Palomar or its nominee in any commercial bank or trust company of its choice located in that country, prompt notice of which shall be given by JJC to Palomar. Such payments shall be net of any Taxes withheld pursuant to ARTICLE VI.H and otherwise shall be free and clear of any other taxes, fees or charges. JJC shall pay interest to Palomar on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of (i) the prime rate, as published in the Wall Street Journal, New York edition,  [*] .

        G.     Payments by Permitted Sublicensees and other Affiliates of JJC. In order to facilitate payments from countries other than the United States, when requested by JJC, Palomar shall enter into direct agreements with Permitted Sublicensees or other Affiliates of JJC designated by JJC, whereby such Affiliate or Permitted Sublicensee shall be obligated to remit royalty and TTP Payments due for Net Sales in such country directly to Palomar, with all other provisions of this Agreement applying to such Net Sales as if they had been paid to Palomar by JJC. Each formal direct agreement shall provide generally for the same terms as this Agreement insofar as such terms are lawful under the applicable Laws of the particular country, PROVIDED that any deviation from this Agreement shall not materially harm any of Palomar’s interests hereunder (including not reducing the amount of payments received by Palomar on account of Net Sales by any such Permitted Sublicensees or other Affiliates, with the understanding that any increase in amounts withheld shall constitute a material harm to Palomar).

        H.     Tax Matters.

            1.     Full Payment. JJC shall make all payments to Palomar under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by Law to be made on account of Taxes (as that term is defined in ARTICLE VI.H.5).

            2.     Withholding. Any Tax required to be withheld under law on amounts payable under this Agreement shall promptly be paid by JJC on behalf of Palomar to the appropriate Governmental Authority, and JJC shall furnish Palomar with proof of payment of such Tax. Any such Tax required to be withheld shall be an expense of and shall be borne by Palomar. JJC shall give notice to Palomar of its intention to begin withholding any such Tax in advance and shall use every reasonable and legal effort to reduce such Tax on payments made to Palomar hereunder.

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

            3.     Documentation. JJC and Palomar shall cooperate with respect to all documentation required by any Government Authority or reasonably requested by JJC to secure a reduction in the rate of applicable withholding Taxes.

            4.     Failure to Withhold. If JJC had a duty to withhold Taxes in connection with any payment it made to Palomar under this Agreement but JJC failed to withhold, and such Taxes were assessed against and paid by JJC, then Palomar shall reimburse JJC the Taxes so paid by JJC, PROVIDED that Palomar shall have all the rights with respect to the Taxes so paid by JJC as provided in this ARTICLE VI.H, and PROVIDED FURTHER that Palomar’s right to take credit for the Taxes so paid by JJC shall not be harmed in any way by JJC’s failure to pay them when due.

            5.     Definition of Taxes. Solely for purposes of this ARTICLE VI, “Tax” or “Taxes” shall mean any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by a Governmental Authority.

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        J.     Third Party Payments and Agreements. In the event that the Exploitation of Products triggers any payment obligations (“Third Party Payments”) to any Third Party pursuant to an agreement originally entered into by Palomar and a Third Party after the Effective Date (“Third Party Agreement”), Palomar shall so inform JJC in writing and provide to JJC a copy of such Third Party Agreement (which may be redacted by Palomar as reasonably necessary except with respect to provisions addressing the Third Party Payments). If JJC wants to have any IP addressed by such Third Party Agreement Controlled by Palomar hereunder for purposes of the license grants set forth in ARTICLE V.A.1, JJC shall be required to pay to Palomar

JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

the Third Party Payments attributable to JJC’s exercise of any rights or license (or sublicense) to such IP under such Third Party Agreement. Such Third Party Payments shall be due and payable to Palomar on the same terms and conditions as the corresponding underlying royalty or other payment. In the event that JJC elects not to exercise any rights or a license (or sublicense) to such IP under such Third Party Agreement, JJC shall so inform Palomar in writing and JJC shall have no rights or license (or sublicense) to such IP, Palomar shall not Control the same for purposes of the license grants set forth in ARTICLE V.A.1, and JJC shall have no obligations to make any Third Party Payments to Palomar. Notwithstanding anything contained herein to the contrary, if the Exploitation of Products should cause inequitable economic hardship to Palomar because of payments owed to one or more Third Parties, the Parties shall meet and seek in good faith to find equitable means of amending this Agreement to reestablish a fair and reasonable economic balance under this Agreement between the Parties hereto.

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JOINT DEVELOPMENT AND LICENSE AGREEMENT — EXECUTION VERSION

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ARTICLE VII   CONFIDENTIALITY

        A.     Confidential Information. Confidential Information (as defined below) of a disclosing Party shall be safeguarded by the receiving Party with the same degree of care that the receiving Party exercises with respect to its own information of a like nature (but in no event less than reasonable care), shall not be disclosed to Third Parties and shall be made available only to the receiving Party’s employees, agents and subcontractors who agree in writing to equivalent conditions and who have a need to know the information for the purposes specified under this Agreement. The receiving Party shall acquire only such rights in the disclosing Party’s Confidential Information as are expressly set forth in this Agreement and only for as long as such rights are in effect, and shall not use any of the disclosing Party’s Confidential Information for any purpose other than as permitted under this Agreement. All Confidential Information shall remain the property of the disclosing Party. Each Party shall promptly report to the other any conduct relating to the other Party’s Confidential Information inconsistent with the provisions of this ARTICLE VII, and take such action as may be reasonably necessary and legally permissible to terminate such conduct. Each Party agrees to reproduce and include the other Party’s proprietary rights notices or reasonable equivalents on any item that contains the other Party’s Confidential Information. Each Party shall be free to disclose its own Confidential Information in its sole discretion. For clarity, JJC shall not disclose to any of its Affiliates, or allow any of its Affiliates to have access to, any Confidential Information of Palomar, unless such Affiliates is made subject to the terms of this Agreement as provided for in ARTICLE XI.C.

        B.     Exceptions. The mutual obligations of confidentiality and use set forth in ARTICLE VII.A shall apply for a period of five (5) years after the termination of this Agreement, but such obligations shall not apply to any information that:

                a)     is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; or

                b)     was already known to the receiving Party as evidenced by prior written documents in its possession; or

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                c)     is disclosed to the receiving Party by a Third Party who is not in default of any confidentiality obligation to the disclosing Party hereunder; or

                d)     is developed by or on behalf of the receiving Party, without reliance on Confidential Information of the other Party received hereunder; or

                e)     is used with the consent of the disclosing Party (which consent shall not be reasonably withheld) in applications for Patents under the terms of this Agreement; or

                f)     has been approved in writing for publication by each of the Parties; or

                g)     is required to be disclosed in compliance with applicable Law in connection with the manufacture or sale Products covered by this Agreement; or

                h)     is otherwise required to be disclosed in compliance with applicable Law or order by a court or other Governmental Authority having competent jurisdiction; PROVIDED HOWEVER that with respect to any such order, except where impracticable for certain disclosures (e.g., in the event of medical emergency), the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information that are the subject of such order be held in confidence by such court or Governmental Authority or, if disclosed, be used only for the purposes for which the order was issued; and PROVIDED FURTHER that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order shall be limited to that information which is legally required to be disclosed in response to such order; or

                i)     is Product-related information which is reasonably required to be disclosed in connection with marketing of Products covered by this Agreement; or

                j)     may be reasonably necessary or useful in connection with preparing, filing, prosecuting, maintaining, enforcing and defending Joint Patents; or

                k)    may be reasonably necessary or useful to prosecute or defend litigation or Disputes or other disagreements between the Parties; or

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                l)     is disclosed by a receiving Party to a Governmental Authority as required in connection with any filing, application or request for Regulatory Approval; PROVIDED HOWEVER that reasonable measures shall be taken to assure confidential treatment of such information; or

                m)     involves Joint IP and may be necessary or useful in connection with the exercise of the license grants in, for Palomar, ARTICLE V.B.1, and for JJC, ARTICLE V.A.1.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

        C.     Definitions Relating to Confidential Information.

                a)     “Confidential Information” of a Party shall mean all information and know-how and any tangible embodiments thereof provided by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, whether in written, oral, graphical, machine-readable or other form and whether or not marked or identified as confidential or proprietary, including all IP and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business but excluding the actual terms included in this Agreement. For the avoidance of doubt, Confidential Information of each Party shall include such party’s Independent IP.

                b)     “Palomar Confidential Device Information” shall mean all Confidential Information of Palomar and relating to the details of the engineering and manufacturing of Light-Emitting Devices.

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        E.     Press Releases and Other Announcements. Palomar shall have the right, within  [*]  of the execution of this Agreement to issue a press release in a form to be mutually agreed by the Parties in writing in advance of such issuance. Except as otherwise mutually agreed in advance in writing by the Parties, neither Party shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, stockholders or otherwise, relating to this Agreement, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performances hereunder save only such announcements as in the opinion of counsel for the Party making such announcement is required by Law to be made. Aside from any such announcement required by Law, each Party shall submit any such press release or public disclosure to the other Party, and such other Party shall have  [*]  to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If such other Party does not respond within such  [*]  period, the press release or public disclosure shall be deemed approved. Following a permitted disclosure, either Party may make subsequent public disclosures containing statements that are substantially similar to the statements contained in such previously permitted disclosures, without seeking the prior approval of the other Party with respect to such subsequent disclosures.

        F.     Return of Confidential Information upon Termination of Agreement. Upon termination of this Agreement for any reason, each receiving Party shall (i) return to the disclosing Party all Confidential Information provided in writing by the disclosing Party to the receiving Party, and (ii) destroy copies of memoranda and notes prepared by the receiving Party or any of its employees or agents that contain Confidential Information of the disclosing Party; PROVIDED HOWEVER that the receiving Party may retain copies of such Confidential Information in which such Party has a proprietary or licensed interest that survives termination; PROVIDED FURTHER that the terms of clause (i) and clause (ii) of this ARTICLE VII.F shall not apply with respect to any Confidential Information contained in reports to a Party’s board of directors or executive committees (or to the extent reference is made thereto in board minutes or similar documents). Upon termination of a Field hereunder, all Confidential Information applying exclusively to such terminated Field and none of the other Fields still in force shall be subject to the foregoing sentence. Notwithstanding the foregoing, the receiving Party and its legal counsel may each retain a copy of such Confidential Information and memoranda and notes to be used only in exercising the receiving Party’s rights and performing the receiving Party’s obligations under this Agreement, including in the case of a Dispute. The return of any

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Confidential Information shall not relieve the receiving Party of any of its obligations hereunder.

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ARTICLE VIII.   EXCLUSIVITY & COMPETITIVE ACTIVITIES

        A.   Exclusivity and Other Restrictions.

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                   [*]     During the Exclusivity Period for each Field, Palomar and JJC shall work  [*] to Exploit the Initial Products and Improvements thereto,  [*]

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              2.     Further Restrictions on JJC for Light-Emitting Devices.

                           a)     JJC shall not Exploit any Licensed Patent Rights,

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Licensed Know-how or Joint IP, by:

                                     (1)     developing any Light-Emitting Device for use (in whole or in part) outside of the Fields; or

                                     (2)     marketing any Light-Emitting Device outside of the Fields.

                           b)     JJC shall be prohibited from, in the development and commercialization of Initial Products and Improvements thereto for use in the Fields pursuant to any license granted to JJC hereunder, from intentionally:

                                     (1)     designing, modifying or otherwise improving any Initial Products and Improvements thereto with the goal or intent to improve its efficacy or performance outside of the Fields; or

                                     (2)     optimizing, inducing, supporting or encouraging the use of any Initial Products and Improvements thereto outside the Fields.

                           c)     The covenants of JJC contained in this ARTICLE VIII.A.2 shall not prevent JJC (or any of its Permitted Sublicensees or Affiliates bound thereby as provided in ARTICLE VIII.A.3) from conducting any activity, or exercising or granting any licenses or other rights, as otherwise permitted under this Agreement, with respect to the Licensed Patent Rights, Licensed Know-How or Joint IP, that has as its goal or intent Exploitation inside and not outside the Fields of a product, system or item, notwithstanding the possibility that such activity, exercise or grant may have applications outside the Fields.

              3.     JJC’s Permitted Sublicensees and Other Affiliates. The restrictions contained in this ARTICLE VIII.A shall only apply to Permitted Sublicensees and JJC’s Affiliates that have received Palomar Confidential Device Information, in each case, to the same extent as to JJC.

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ARTICLE IX.   TECHNOLOGY & INTELLECTUAL PROPERTY

        A.     Ownership of IP Developed as Part of the R&D Program.

              1.     IP. Except as provided in this ARTICLE IX, and subject to the license grants and other rights of the Parties contained herein, Palomar shall own all right, title and interest in and to all Palomar IP, JJC shall own all right, title and interest in and to all JJC IP, and each Party shall own a joint and undivided interest in and to all Joint IP. All determinations of which Party shall own what IP shall be made in accordance with applicable U.S. laws relating to inventorship for all jurisdictions.

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              4.     Assignment of IP. To the extent either Party obtains any right, title or interest in any IP that is to be owned by the other Party in accordance with the terms of this Agreement, such first Party hereby assigns, and, to the extent such assignment cannot be made at present, agrees promptly to assign, to such second Party all of the first Party’s right, title and interest in and to such IP throughout the world. The first Party shall execute and procure such documents, including short-form assignments and patent applications, and take such other actions, as may be reasonably requested from time to time by the second Party to obtain for its own benefit legal rights pertaining to such IP in any and all countries or otherwise to transfer or confirm such IP for the benefit of the second Party. Each Party represents and covenants to the other that all its employees and agents, and other Third Parties (including all employees and agents of such Third Parties) acting on its behalf in performing its obligations under this Agreement, are or shall be obligated under a binding written agreement to assign to such Party all IP as necessary for such Party to satisfy all its obligations hereunder (including such Party’s obligation to assign IP to the other Party under this ARTICLE IX).

              5.     Treatment of Joint IP. Subject to all of the terms and conditions of this Agreement, including the license grants, each Party may practice and otherwise exploit, in any manner and by any means, their respective rights relating to Joint IP without an accounting or obligation to, or consent required from, the other Party. Each Party shall, at the reasonable request of the other Party, take such actions and enter into such agreements as such Party may reasonably request to give effect to the intent of this ARTICLE IX.A.5.

        B.     Prosecution of Licensed Patent Rights.

              1.     Definitions. With respect to a Patent, the “JJC Exclusive License Period” shall refer to that period of time during which at least one claim of such Patent is subject to the licenses contained in ARTICLE V.A.1 on an exclusive (taking into account the Palomar Retained Rights), as opposed to non-exclusive, basis.

              2.     Joint Patents.

                         a)     In General. Palomar shall have the first right (but not the obligation) to prepare, file, prosecute and maintain the Joint Patents

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throughout the world. If Palomar elects not to prepare, file, prosecute or maintain any Joint Patents in a particular country, then Palomar shall give JJC written notice of such election at least  [*]  before any right would be forfeited if no action were taken, and JJC shall thereafter have the right (but not the obligation) to prepare, file, prosecute or maintain such Joint Patent in such country. If JJC elects to prepare, file, prosecute or maintain such Joint Patent in such country, then JJC shall promptly notify Palomar in writing of such election. JJC shall be responsible for all Patent Costs incurred by the parties for preparing, filing, prosecuting and maintaining the Joint Patents throughout the world;  [*]

                         b)     Cooperation. Each Party shall cooperate fully in the other Party’s preparation, filing, prosecution, and maintenance of the Joint Patents in accordance with this ARTICLE IX.B.2 (and in any other proceedings before a patent official or office with respect thereto). Such cooperation includes, without limitation, (A) promptly executing all papers and instruments or requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable such Party to prepare, file, prosecute, and maintain the Joint Patents in any country; and (B) promptly informing the other Party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Joint Patent, including provision of a copy of any official correspondence received by such Party from a patent office in any country with respect to Joint Patents. In

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addition, with respect to any Joint Patents, the Party having prosecution responsibility therefor agrees to provide the other Party a reasonable opportunity to review and comment on any proposed submission to a patent office at least  [*]  prior to making such submission (unless such patent office allows less than  [*]  for the Party having prosecution responsibility to make a submission, in which case the Party shall provide the other Party an opportunity to review and comment on any proposed submission to such patent office at least  [*]  prior to making such submission). If the other Party fails to provide comments within  [*]  after receiving such draft submission (or, in the event the patent office allows less than  [*]  for the responsible Party to make such submission, to provide comments within  [*] after receiving such draft submission), the submission shall be deemed approved. If, however, the other Party timely provides comments with respect to such draft submission, the responsible Party agrees to reasonably consider such comments.

              3.     Palomar Sole Patents.

                         a)     Certain JJC Rights. The following provisions of this ARTICLE IX.B.3.a) shall apply to a Palomar Sole Patent during the applicable JJC Exclusive License Period (and not thereafter).

                                     (1)     In General. Subject to ARTICLE IX.B.3.a)(2) and ARTICLE IX.B.3.a)(3), Palomar shall be responsible for preparing, filing, prosecuting and maintaining throughout the world the Palomar Sole Patents in such manner as Palomar deems appropriate. Palomar shall pay all Patent Costs incurred by Palomar arising from the preparation, filing, prosecution or maintenance of the Palomar Sole Patents.

                                     (2)     Cooperation. Palomar shall regularly provide JJC with copies of all patent applications filed by Palomar pursuant to ARTICLE IX.B.3.a)(1) and other related material submissions and correspondence with any patent authorities. Palomar shall consider the reasonable requests of JJC regarding the filing and prosecution of the Palomar Sole Patents.

                                     (3)     Election Not to Prosecute or Pay Patent Costs. If Palomar elects not (A) to pursue the preparation, filing, prosecution or maintenance of a Palomar Sole Patent in a particular country, or (B) to take any other action with respect to a Palomar Sole Patent in a particular country that is necessary or useful to establish or preserve rights thereto or (C) to pay the Patent Costs associated with any such activities, then in each such case Palomar shall so notify JJC promptly in writing and in good time to enable JJC to meet any deadlines by which an action must be taken to

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establish or preserve any such rights in such Palomar Sole Patent in such country. Upon receipt of each such notice by Palomar or if, at any time, Palomar fails to initiate any such action within  [*]  after a request by JJC that it do so (or within such shorter time as may be required to prevent the forfeiture of rights), and thereafter diligently pursue such action, JJC shall have the right, but not the obligation, to pursue the preparation, filing, or support the continued prosecution or maintenance, of such Palomar Sole Patent. If JJC elects to pursue such filing or provide such support, then JJC shall (x) control the filing, preparing, prosecuting and maintaining of such Palomar Sole Patent, with all the rights and obligations with respect to such Palomar Sole Patent set forth in ARTICLE IX.B.3.a)(1) and ARTICLE IX.B.3.a)(2) reversed, by switching the names of the Parties in each of those ARTICLES,  [*]

                         b)     No JJC Prosecution Rights. After the JJC Exclusive License Period for any Palomar Sole Patent ends, Palomar shall have the sole right, and sole responsibility for all Patent Costs incurred by Palomar, to prepare, file, prosecute and maintain such Palomar Sole Patent, and JJC shall have no rights with respect to the preparation, filing, prosecution and

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maintenance thereof.

              4.     JJC Sole Patents. JJC shall have the sole right, and sole responsibility for all Patent Costs incurred by JJC, to prepare, file, prosecute and maintain all Patents that qualify as JJC IP (the “JJC Sole Patents”) throughout the world, and Palomar shall have no rights with respect to the preparation, filing, prosecution, and maintenance thereof.

              5.     Palomar Controlled Patents. Palomar, optionally with one or more Third Parties, shall have the sole right, and sole responsibility for all Patent Costs incurred by Palomar and such Third Parties, to prepare, file, prosecute and maintain the Palomar Controlled Patents throughout the world, and JJC shall have no rights with respect to the preparation, filing, prosecution, and maintenance thereof.

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ARTICLE X.   TERM AND TERMINATION

        A.     Term and Termination.

              1.     Term. This Agreement shall commence on the date hereof and unless earlier terminated in accordance with the provisions of this ARTICLE X, shall terminate upon the expiration of JJC’s obligation to make royalty and TTP payments to Palomar (the “Term”).

              2.     General Effects of Termination or Expiration. Expiration or termination of this Agreement for any reason shall be without prejudice to:

                         a)     Palomar’s right to receive all payments accrued and unpaid on the effective date of such expiration or termination;

                          b)     Any rights or obligations of the Parties which have accrued as of the date of such expiration or termination; and

                          c)     Any other remedies which either Party may then or thereafter have hereunder or otherwise.

              3.     Survival of Terms. Notwithstanding anything herein to the contrary, upon expiration or any termination of this Agreement for any reason, the following provisions shall survive and continue in full force and effect in accordance with their terms: ARTICLE I, ARTICLE II, the second full sentence of ARTICLE III.D, ARTICLE IV.E, ARTICLE V.A.2, ARTICLE V.A.3 (other than with respect to JJC’s right to grant sublicenses), ARTICLE V.B.1.b), ARTICLE V.C, the last full paragraph of ARTICLE VI.A.1, the last full paragraph of ARTICLE VI.A.3, ARTICLE VI.A.7, ARTICLE VI.B.1, ARTICLE VI.B.5, ARTICLE VI.C.6, ARTICLE VI.D, ARTICLE VI.E, ARTICLE VI.F, ARTICLE VI.H, ARTICLE VI.I, ARTICLE VI.K, ARTICLE VI.L, ARTICLE VII, ARTICLE IX.A, ARTICLE IX.B, ARTICLE IX.C, ARTICLE X, ARTICLE XI.C, ARTICLE XII, ARTICLE XIII, ARTICLE XIV, and ARTICLE XV.  [*]

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              4.     No Waiver. Failure to terminate this Agreement following breach or failure to comply with this Agreement shall not constitute a waiver of a Party’s defenses, rights or causes of action arising from such breach or noncompliance or any future breach or noncompliance.

        B.     Default.

              1.     JJC Default. In the event that JJC defaults in its obligations under this Agreement, Palomar may provide written notice to JJC specifying the nature of the default and requiring JJC to cure such default.

                          a)     If such default is material and is not cured within  [*] , or in the case of breach of any obligation to pay monies hereunder,  [*]  (the “JJC Cure Period”) after the receipt of such notice, Palomar shall be entitled, in its sole discretion and without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity (and not precluded by any terms of this Agreement) to take one or more of the following actions by written notice to JJC:

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                                     (3)     to extend any deadline dependent upon JJC’s action in default for a period equal to JJC’s default.

                         b)     Notwithstanding the foregoing, if such default cannot be cured within the JJC Cure Period and JJC commences action to cure such default within the Cure Period and thereafter diligently continues such action, Palomar shall not be entitled to terminate this Agreement or any portion of this Agreement, as provided in ARTICLE X.B.1.a), unless such default remains uncured for more than  [*] .

                         c)     Further, if JJC initiates dispute resolution in accordance with the provisions set forth in ARTICLE XV.A or ARTICLE XV.B, Palomar’s right to terminate shall be stayed so long as JJC cooperates in the prompt resolution of such dispute resolution proceedings.

              2.     Palomar Default. In the event that Palomar defaults in its obligations under this Agreement, JJC may provide written notice to Palomar specifying the nature of the default and requiring Palomar to cure such default.

                         a)     If such default is material and is not cured within  [*]  (the “Palomar Cure Period”) after the receipt of such notice, JJC shall be entitled, in its sole discretion and without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity (and not precluded by any terms of this Agreement), to take one or more of the following actions by written notice to Palomar:

                                     (1)     if such default directly relates to one or more Field(s) and not more generally to the Agreement as a whole, to terminate such Field(s), effective upon written notice to Palomar [*]

                                     (2)     if such default relates more generally to the Agreement as a whole, to terminate this Agreement in full, effective upon written notice to Palomar [*]

                                     (3)     to extend any deadline dependent upon Palomar’s action in default for a period equal to Palomar’s default.

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                                     (4)     in the event JJC elects not to terminate the affected Field(s) or this Agreement in full pursuant to ARTICLE X.B.2.a)(1) or ARTICLE X.B.2.a)(2), respectively, for any uncured default of Palomar, JJC may elect with respect to those Field(s) to which such default directly relates (each a “Compromised Field”), that instead of electing to terminate such Field (with the consequences set forth in ARTICLE X.F), all of the following clauses (a) to (d), inclusive, shall apply to each Compromised Field:

                                                (a)     Any R&D Activities that were to be performed by Palomar under the R&D Plan for a Compromised Field may be performed by JJC or on behalf of JJC (except that JJC shall not be permitted to have any work performed by any person or entity that was both (1) a developer, manufacturer or seller of any Light-Emitting Device, and (2) not a Permitted Sublicensee of JJC hereunder, in each case as of the event(s) that gave rise to such uncured default), and Palomar shall provide to JJC all such Licensed Know-How subject to such licenses as may be necessary for JJC to perform such R&D Activities; and

                                                (b)     JJC shall have no obligations to pay to Palomar any amounts specified in ARTICLE VI with respect to activities by JJC in a Compromised Field, PROVIDED HOWEVER JJC shall continue to be obligated to pay to Palomar in full all TTPs and royalties owed to Palomar for Net Sales of Product in such Compromised Field as provided in ARTICLE VI.B and ARTICLE VI.C, respectively; and

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                                                (d)     In the event that a Commercialization Decision Date has not been set for a Compromised Field, such Commercialization Decision Date shall hereby be set as no later than the  [*]  of the Effective Date for purposes of ARTICLE X.C.2.

JJC’s election to exercise its rights under this ARTICLE X.B.2.a)(4), and thereby create a Compromised Field, in response to a material, uncured default of Palomar shall be (notwithstanding the language of ARTICLE X.B.2.a)) exclusive as to all other remedies available to JJC available to it by law or in equity (including as provided by this ARTICLE X.B.2.a)) arising

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from such default. In addition, for clarity, a Compromised Field shall not be treated as a Terminated Field hereunder, but the fact that a Field has become a Compromised Field hereunder does not preclude such Field from later becoming a Terminated Field in accordance with the terms hereunder.

                         b)     Notwithstanding the foregoing, if such default cannot be cured within the Palomar Cure Period and Palomar commences action to cure such default within the Cure Period and thereafter diligently continues such action, JJC shall not be entitled to terminate this Agreement or any portion thereof, unless such default remains uncured for more than  [*] .

                         c)     Further, if Palomar initiates dispute resolution in accordance with the provisions set forth in ARTICLE XV.A or ARTICLE XV.B, JJC’s right to terminate shall be stayed so long as Palomar cooperates in the prompt resolution of such dispute resolution proceedings.

        C.     Certain Events of Default. The following events shall give rise to the right of termination of this Agreement in whole or in part as provided below by one Party for the default of the other Party, in accordance with the ARTICLE X.B.1 or ARTICLE X.B.2 as applicable, in all cases subject to the restriction on termination rights provided in ARTICLE X.B.1.c) and ARTICLE X.B.2.c):

              1.     Bankruptcy

                         a)     In the event that either Party commits an act of bankruptcy, is declared bankrupt, voluntarily files or has filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within  [*]  of filing, enters into an arrangement for the benefit of creditors, enters into a procedure of winding up to dissolution or should a Trustee or Receiver be appointed for its business assets or operations, the non-bankrupt Party shall have the right to terminate this Agreement in full as provided in ARTICLE X.B.1.a)(2) when Palomar is the non-bankrupt Party and ARTICLE X.B.2.a)(2) when JJC is the non-bankrupt Party, with an opportunity to cure as provided in such Articles.

                         b)     All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. The Parties agree that either Party, as a licensee of the other Party’s rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

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              2.     Failure to Achieve Commercial Launch.

                         a)     Palomar shall have the right to terminate this Agreement in full, with no opportunity for JJC to cure and as otherwise provided in ARTICLE X.B.1.a)(2), if JJC fails to achieve a Commercial Launch anywhere in the world of at least one (1) Initial Product, or an Improvement thereto, marketed for use in any one of the Fields within the  [*]  for the Field at issue.

                         b)     On a Field-by-Field basis, Palomar shall have the right to terminate a Field, with no opportunity for JJC to cure and as otherwise provided in ARTICLE X.B.1.a)(1), if JJC fails to achieve a Commercial Launch anywhere in the world of at least one (1) Initial Product, or an Improvement thereto, marketed for use in such Field within  [*]

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        D.     JJC’s Right to Terminate for Convenience. JJC shall have the right to terminate this Agreement in full, or on a Field-by-Field basis, (1) upon written notice to Palomar specifying the scope of the termination and received by Palomar between the Final POP Completion and the end of the JJC Consideration Period for the affected Field(s), or (2) at any time after the Optimization Completion Date for all Initial Products for the affected Field(s) upon  [*]  prior written notice, which notice may be received by Palomar up to  [*]  prior to the applicable Optimization Completion Date. Neither Party shall have any other right to terminate this Agreement for convenience.

        E.     Affect on Change in Valid Claim. At such time as any claim of the Licensed Patent Rights that was a Valid Claim hereunder is no longer a Valid Claim hereunder, such claim shall no longer serve as a basis for the obligation of JJC to pay TTPs or royalties to Palomar pursuant to ARTICLE VI.B and ARTICLE VI.C, respectively. If such claim had been the only Valid Claim of the Licensed Patent Rights, JJC shall be relieved of all further royalties, not yet accrued (but not necessarily with respect to TTPs as provided in ARTICLE VI.B.4.b)).

        F.     Terminated Fields. This Agreement provides that, in certain circumstances, a Field may no longer be treated as a “Field” hereunder for purposes of this Agreement (such terminated Field, a “Terminated Field”). In addition, upon termination of this Agreement in full for any reason, any Field then in effect shall be treated as a “Terminated Field” hereunder. In such an event, as of the date that a Field becomes a Terminated Field hereunder:

                         a)     As provided in the definition of “Field” in ARTICLE II, such Terminated Field shall no longer be treated as a “Field”, or as part of the “Fields”, hereunder for all purposes of this Agreement;

                         b)     ARTICLE VII.F, as provided therein, shall apply to the Confidential Information of the Parties related exclusively to such Terminated Field;

                         c)     JJC shall provide copies of, and grant to Palomar the right to use and make reference to, without payment of any kind, all Regulatory Approvals or filings for the same that have application to such Terminated Field, and such right shall be excusive to Palomar (even as to JJC and its Affiliates) unless such termination is pursuant to ARTICLE X.B.2, whereupon (i) such right shall be non-exclusive and (ii) JJC shall have the right to retain copies of such Regulatory Approvals or filings and the right to use and make reference thereto;

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        G.     Returned Initial Products and Reduction in Fields. During the R&D Period, an Initial Product may not be advanced from the POP Period into the Optimization Period, as contemplated by ARTICLE III.E.2, or JJC may decide not to participate with the commercialization of an Initial Product after the end of the applicable Optimization Period as provided in ARTICLE III.E.3.b). In either circumstance, JJC shall no longer have the right to develop or commercialize any such Initial Product(s), and Improvement(s) thereto (collectively, a “Declined Initial Product”). The following shall apply to each Declined Initial Product, all Improvements thereto, and all Topicals for use only with such Declined Initial Product and no other Initial Product hereunder or any other Light-Emitting Devices (collectively, the “Declined Technology”):

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                         a)     All Declined Technology shall no longer fall within the scope of the license grants set forth in ARTICLE V.A.1;

                         b)     The Parties shall return all Confidential Information to the originating Party applying exclusively to such Declined Technology, and to no other Initial Products or Improvements thereto pursuant to ARTICLE VII.F;

                         c)     JJC shall provide copies of, and grant to Palomar the right to use and make reference to, without payment of any kind, all Regulatory Approvals or filings for the same for Declined Technology; and such right shall be excusive to Palomar (even as to JJC and its Affiliates) unless such termination is pursuant to ARTICLE X.B.2, , whereupon (i) such right shall be non-exclusive and (ii) JJC shall have the right to retain copies of such Regulatory Approvals or filings and the right to use and make reference thereto; and

                         d)     If a Declined Initial Product is the only Initial Product or Improvement thereto designated for use in a Field, so that there are no other Initial Products or Improvements thereto designated in such Field that are still subject to this Agreement, then as of the date that such Declined Initial Product becomes a “Declined Initial Product” hereunder, such Field shall become a Terminated Field hereunder, shall no longer be subject to this Agreement, and the terms of ARTICLE X.F shall apply to such Field.

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ARTICLE XIII.   INSURANCE

        Each Party agrees to maintain during the Term and for  [*]  after the last sale of a Product hereunder such insurance coverage as is commercially reasonable, taking into consideration the activities and other circumstances of such Party. Such insurance shall at minimum include commercial general liability and product liability with limits of not less than $1 million per occurrence and $2 million annual aggregate and/or umbrella coverage of at least $10 million. Upon request, each Party shall provide the other with a certificate of insurance evidencing the required coverage. Each Party may reduce such limits with the consent of the other Party, which consent shall not be unreasonably withheld.

ARTICLE XIV.   CONTRACTUAL RELATIONSHIP

        The relationship of the Parties under this Agreement is that of independent contractors and not as agents of each other or Partners or joint venturers, and neither Party shall have the power to bind the other in any way with respect to any obligation to any Third Party unless a specific power of attorney is provided for such purpose. Each Party shall be solely and exclusively responsible for its own employees and operations.

ARTICLE XV.   MISCELLANEOUS PROVISIONS

        A.     General Dispute Resolution. Except for Patent Coverage Disputes, as provided in ARTICLE XV.B, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise (collectively, “Disputes”), shall be subject to the following resolution procedure:

              1.     Escalation. By a written notice sent by either Party, any Disputes shall be first referred to the most senior officer of each Party responsible for this Agreement (the date of such notice, the “Dispute Notice Date”). If such officers are unable to resolve such a dispute within thirty (30) days of the Dispute Notice Date, the matter shall be presented to the chief executive officers of Palomar and JJC, or their respective designees (which designees must be senior executives and shall be not such senior officers) for resolution through good faith discussions. In the event that the chief executive officers or their designees cannot resolve the dispute within sixty (60) days the Dispute Notice Date, the unresolved Dispute shall be

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submitted for arbitration as provided below. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the foregoing resolution process among executives procedure set forth in this ARTICLE XV.A.1 is pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.

              2.     Arbitration. The unresolved Dispute shall be submitted for resolution to arbitration pursuant to the rules then pertaining of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm as of the Effective Date), or successor (“CPR”), except where those rules conflict with these provisions, in which case these provisions control. The arbitration shall be held in New York, New York.

              3.     Panel. The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least fifteen (15) years experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5,000,000, and the aggregate damages sought by the counterclaimant are stated to be less than $5,000,000, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, and impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html as of the Effective Date.

              4.     Selection of Arbitrators and Time-Line for Arbitration. The Parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within 45 days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within forty-five (45) days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which shall result in the hearing being concluded within no more than nine (9) months after selection of the arbitrator(s) and in the award being rendered within sixty (60) days of the conclusion of the hearings, or of any post-hearing briefing, which briefing shall be completed by both sides within forty-five (45) days after the conclusion of the hearings.

              5.     Disagreement Over Arbitrators. In the event the Parties cannot agree upon selection of the arbitrator(s), the CPR shall select arbitrator(s) as follows: CPR shall provide the Parties with a list of no less than twenty-five (25) proposed arbitrators (fifteen (15) if a single arbitrator

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is to be selected) having the credentials referenced above. Within twenty-five (25) days of receiving such list, the Parties shall rank at least sixty-five percent (65%) of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The Parties may then interview the five (5) candidates (three (3) if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel shall consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

              6.     Disagreement over Procedures. In the event the Parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in ARTICLE XV.A.4, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the ARTICLE XV.A.4 schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the Parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the ARTICLE XV.A.4 schedule may be met without difficulty. In no event shall the arbitrator(s), absent agreement of the Parties, allow more than a total of ten (10) days for the hearing or permit either side to obtain more than a total of forty (40) hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than twenty (20) individual requests for documents, including subparts, or twenty (20) individual requests for admission or interrogatories, including subparts. Multiple hearing days shall be scheduled consecutively to the greatest extent possible.

              7.     Award. The arbitrator(s) must render their award by application of the substantive law of New York and are not free to apply “amiable compositeur” or “natural justice and equity.” The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either Party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award shall be maintained in confidence.

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              8.     Appeal. In the event the panel’s award exceeds $5,000,000 in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing Party may obtain review of the arbitrators’ award or decision by a single appellate arbitrator (the “Appeal Arbitrator”) selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven (7) working days, pursuant to the selection procedures specified in ARTICLE XV.A.5 above. If CPR cannot provide such services, the Parties shall together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five (45) days following oral argument as provided in ARTICLE XV.A.9. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in ARTICLE XV.A.7.

              9.     Appeal Process. The Appeal Arbitrator shall make the same review of the arbitration panel’s ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel’s award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator shall consider only the arbitration panel’s findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the Parties, opening and reply briefs of the Party pursuing the review, and the answering brief of the opposing Party, plus a total of no more than four (4) hours of oral argument evenly divided between the Parties. The Party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date of the award under review, whereas the opposing Party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision shall be final and not subject to further review, except pursuant to the Federal Arbitration Act.

              10.     Jurisdiction. The Parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction; any court with jurisdiction shall act in the same fashion.

              11.     Equitable Relief. Each Party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the

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during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

              12.     Waiver of Right to Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

              13.     Waiver of Attorneys’ Fees. EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ AND PROFESSIONALS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER (EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN).

        B.     Patent Coverage Disputes. In the event that there is any dispute arising from the question whether the manufacture, use, sale, offer for sale or importation of a product, system or item (including any Light-Emitting Device or Topical) infringes a Licensed Patent Right licensed to JJC by Palomar under ARTICLE V.A.1 or renders any such Licensed Patent Right invalid in any country, so that the Parties dispute the amounts that JJC owes Palomar under ARTICLE VI.B or ARTICLE VI.C, then the Parties shall address such dispute (each a “Patent Dispute”) as follows:

              1.     Escalation. The Patent Dispute shall be subject to the escalation procedures set forth in ARTICLE XV.A.1. In the event such Patent Dispute remains unresolved, it shall be subject to Patent Attorney Arbitrator review as provided below.

              2.     Patent Attorney Arbitrator. The Parties shall mutually agree on a patent attorney with at least fifteen (15) years of experience in prosecuting and/or litigating patents concerning medical devices in the United States (the “Patent Attorney Arbitrator”) within ninety (90) days of the applicable Dispute Notice Date. If the Parties are unable to agree on a Patent Attorney Arbitrator, then such Parties agree to set up a reasonable procedure, relying on CPR if necessary, to have one designated. The Patent Attorney Arbitrator shall be neutral, independent, disinterested, and impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html as of the Effective Date. The Patent Attorney Arbitrator shall decide whether there is patent coverage. The Patent Attorney Arbitrator shall establish such rules and procedures to consider and decide such Patent Dispute as such Patent Attorney Arbitrator may decide in his or her sole discretion, PROVIDED that such decision is made within one hundred and eighty days (180) days of the Dispute Notice Date. In the event that the Licensed Patent Rights at issue in such Patent Dispute involve non-U.S. Patents, the Patent Attorney Arbitrator may involve patent counsel from

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other jurisdictions as necessary and shall be reimbursed by the Parties. The Parties shall share equally the costs of the Patent Attorney Arbitrator (and any costs for foreign patent counsel). To the extent possible, the decision shall be maintained in confidence. The Parties consent to the jurisdiction of the Federal District Court in New York for the enforcement of these provisions and the entry of judgment on any decision rendered hereunder by a Patent Attorney Arbitrator. Should such court for any reason lack jurisdiction; any court with jurisdiction shall act in the same fashion. Except as provided in ARTICLE XV.B.3, the Patent Attorney Arbitrator’s decision shall be final and not subject to further review, except pursuant to the Federal Arbitration Act.

              3.     Appeal of Decision. The Patent Attorney Arbitrator’s decision may be appealed by the arbitration process set forth in ARTICLE XV.A.2 to ARTICLE XV.A.13, PROVIDED that the Party who elects to appeal the decision by arbitration shall pay all of the other Party’s attorney’s fees and the cost of such arbitration if more than one-half of such decision (as measured by reference to the amount of TTPs and royalties at issue) is not reversed in favor of such electing Party as part of such arbitration.

        C.     Third Party Dispute Issues. To the extent that any Third Party (other than any Affiliates of JJC, which are addressed below) has any interest in any Dispute or Patent Dispute, the Parties agree to use commercially reasonable efforts to have such Third Party agree to become subject to the dispute resolution procedures set forth in ARTICLE XV.A and ARTICLE XV.B, respectively. In the event that, notwithstanding those efforts, such Third Party fails to agree, the Dispute or Patent Dispute in which such Third Party has any interest shall no longer be subject to such dispute resolution procedures to the extent that either of the Parties seeks to resolve or otherwise end, by any means available, such Dispute or Patent Dispute, including such Third Party’s interest therein. JJC shall require all its Affiliates to become subject in full to the dispute resolution procedures set forth in ARTICLE XV.A and ARTICLE XV.B for all Disputes and Patent Disputes, respectively, in which any such Affiliate has any interest.

        D.     NO CONSEQUENTIALS. SUBJECT TO ARTICLE XII.A and ARTICLE XII.B, NEITHER JJC NOR PALOMAR SHALL BE LIABLE FOR SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST PROFITS), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (i) THE EXPLOITATION OF, OR FAILURE TO EXPLOIT, ANY PRODUCT DEVELOPED, MANUFACTURED, SOLD OR MARKETED HEREUNDER, (ii) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT, (iii) OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF

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SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

        E.     DISCLAIMERS.

              1.     By JJC. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT BY PROVISIONS STATING THAT JJC “REPRESENTS” AND/OR “WARRANTS”, (1) JJC HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, WITH RESPECT TO ANY INTELLECTUAL PROPERTY OWNED OR IN-LICENSED BY JJC, JOINT IP OR CONFIDENTIAL INFORMATION OF JJC, INCLUDING ANY REPRESENTATION OR WARRANTY OF QUALITY, TITLE, NONINFRINGEMENT, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, AND (2) WITHOUT LIMITING THE FOREGOING, JJC EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (A) AS TO THE VALIDITY OR SCOPE OF ANY OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED, LICENSED OR SUBLICENSED HEREUNDER, (B) THAT ANY PRODUCTS, OR ANY ACTIVITIES OF THE PARTIES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT, MISAPPROPRIATION OR MISUSE OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR (C) AS TO THE QUALITY OR PERFORMANCE OF ANY INFORMATION OR INTELLECTUAL PROPERTY OR ANY PRODUCTS.

              2.     By Palomar. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT BY PROVISIONS STATING THAT PALOMAR “REPRESENTS” AND/OR “WARRANTS”, (1) PALOMAR HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, WITH RESPECT TO ANY INTELLECTUAL PROPERTY OWNED OR IN-LICENSED BY PALOMAR, JOINT IP OR CONFIDENTIAL INFORMATION OF PALOMAR, INCLUDING ANY REPRESENTATION OR WARRANTY OF QUALITY, TITLE, NONINFRINGEMENT, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, AND (2) WITHOUT LIMITING THE FOREGOING, PALOMAR EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (A) AS TO THE VALIDITY OR SCOPE OF ANY OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED, LICENSED OR SUBLICENSED HEREUNDER, (B) THAT ANY PRODUCTS, OR ANY ACTIVITIES OF THE PARTIES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT, MISAPPROPRIATION OR MISUSE OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR (C) AS TO THE QUALITY OR PERFORMANCE OF ANY INFORMATION OR INTELLECTUAL PROPERTY OR ANY PRODUCTS.

        F.     Assignment. This Agreement, or any of the rights and obligations

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created herein, shall not be assigned or transferred, in whole or in part, by either Party hereto without the prior written consent of the other Party, provided, however, that either Party shall have the right to assign this Agreement as a whole to any of its Affiliates, or a successor of the Party to that part of its business or the entire business to which this Agreement relates, or to the surviving entity in a merger, recapitalization, share exchange or consolidation with the Party (whether by operation or Law or otherwise), without such prior written consent. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void and shall automatically terminate all rights of the Party attempting to do so under this Agreement. In the event of any permitted assignment or other transaction by either Party, no IP of any Affiliate or Third Party that is an acquiring party shall be deemed “Controlled” for any purpose hereunder if such IP were not so Controlled prior to such assignment or other transaction. This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties.

        G.     Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any provisions of this Agreement, or of any breach or default of either Party, shall not be construed to be a continuing waiver of such provision, or of any succeeding breach or default or of a waiver of any other provisions of this Agreement.

        H.     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision should be fully severable, (b) this Agreement should be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, (c) the remaining provisions of this Agreement should remain in full force and effect and should not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) in lieu of such illegal, invalid or unenforceable provision, there should be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holdings. Any provision hereof which is prohibited or

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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        I.     Non-reliance. In evaluating and entering into this Agreement, neither JJC nor Palomar relied and are not relying on any representations, warranties or other statements, whether oral or written, of the other, except those representations, warranties and statements specifically set forth in this Agreement. It is the mutual desire and intent of the Parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The Parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither Party has made any covenant or other commitment to the other concerning its future action. Accordingly, except as otherwise provided in ARTICLE VII.G, this Agreement (i) constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement, and (ii) supersedes all previous understandings, agreements and representations between the Parties, written or oral relating to the subject matter hereof (including the Standstill Agreement executed by the Parties on April 16, 2004 and any confidentiality agreements). The Parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by the signatory Parties hereto.

        J.     Notice. All communications, reports, payments and notices required by this License Agreement by one Party to the other shall be addressed to the Parties at their respective addresses set forth below or to such other address as requested by either Party by notice in writing to the other.

If to Palomar:

Palomar Medical Technologies, Inc.
82 Cambridge Street
Burlington, MA 01719
Attention: CEO & General Counsel

With a copy to:

Goodwin Procter LLP

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Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley Taft, Esq

If to JJC:

President
Johnson & Johnson Consumer & Personal Products
Worldwide, a division of Johnson & Johnson
Consumer Companies, Inc.
199 Grandview Road
Skillman, New Jersey 08558

With a copy to:

Chief Patent Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933

All such notices, reports, payments and communications shall be made by First Class mail, postage prepaid, and shall be considered made as of the date of deposit with the United States Post Office.

        K.     Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        L.     Governing Law. This Agreement shall be interpreted and applied in accordance with the laws of the State of New York, excluding: (i) its conflicts of laws principles; (ii) the United Nations Conventions on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980; and PROVIDED THAT any dispute relating to the scope, validity, enforceability or infringement of any legal rights in any IP shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such legal right(s) in such IP apply.

        M.     Certain Meanings. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit

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the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

        N.     No Benefit to Third Parties. Except as otherwise expressly provided herein (i) by express reference to third party beneficiary rights (including as provided in ARTICLE XI.D and ARTICLE XI.E), or (ii) for non-Party JJC and Palomar Indemnitees addressed by ARTICLE XII, the representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

        O.     Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

        P.     Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than the payment of monies) when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Governmental Authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.

        Q.     Export Control. Notwithstanding anything else herein, neither Party shall directly or indirectly export or re-export any Product, Joint IP, Palomar IP, JJC IP, Licensed Patents or Licensed Know-How or Confidential Information of the other Party, or any direct product of any of the foregoing, outside the United States, without complying with all applicable U.S. and

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foreign export control and other laws and regulations (including providing the other Party any required assurance regarding export and re-export).

        R.     References. Unless otherwise specified, (a) references in this Agreement to any Article, Schedule or Appendix shall mean references to such Article, Schedule or Appendix of this Agreement, (b) references in any Article to any clause are references to such clause of such Article, and (c) references to Articles include subarticles, which are part of the related Article (e.g., ARTICLE III.C.1 would be part of ARTICLE III.C, and reference to ARTICLE V.A.1 would also refer to material contained in ARTICLE V.A.1.a)(1)).

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

PALOMAR MEDICAL TECHNOLOGIES, INC.	JOHNSON & JOHNSON CONSUMER COMPANIES, INC., acting through its division JOHNSON & JOHNSON CONSUMER & PERSONAL PRODUCTS WORLDWIDE

By: /s/ Joseph P. Caruso	By: /s/ J. Neal Matheson

Name: Joseph P. Caruso	Name: J. Neal Matheson

Title: CEO	Title: President

Authorized Signing Officer	Authorized Signing Officer

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Appendix A

The Gillette Agreement

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Appendix B

Palomar Controlled Patents

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i

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Appendix B continued

ii

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Appendix C

The MGH Agreements

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Appendix D

MGH Patents

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Appendix E

R&D Plan

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Appendix F

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Appendix G

Estimated Optimization Payments

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Appendix H

Certain Palomar Independent IP

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Appendix I

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Appendix J

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[*] Omitted pursuant to a request for confidential treatment by Palomar Medical Technologies, Inc.  Portions of this agreement on 98 different pages have been omitted pursuant to this request and have been filed separately with the SEC.